                                  EXHIBIT 10.1

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

               BR HOLDING, INC., CAPITAL SPORTS PROPERTIES, INC.,
                            HOST COMMUNICATIONS, INC.
                       AND DATASOUTH COMPUTER CORPORATION,
                                  AS BORROWERS,

                              BULL RUN CORPORATION,
                                  AS GUARANTOR

                            THE LENDERS PARTY HERETO,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 AS ISSUING BANK

                         WACHOVIA CAPITAL MARKETS, LLC,
                              AS SOLE LEAD ARRANGER

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                             AS ADMINISTRATIVE AGENT

                          DATED AS OF OCTOBER 18, 2004


                                     - i -

                                TABLE OF CONTENTS

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                                                                                                                  PAGE
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
ARTICLE 1             DEFINITIONS...............................................................................    2

ARTICLE 2             THE LOANS, THE LETTERS OF CREDIT AND THE GUARANTY.........................................   16
         Section 2.1       Extension of Credit..................................................................   16
         Section 2.2       Manner of Borrowing and Disbursement of Loans........................................   17
         Section 2.3       Interest.............................................................................   19
         Section 2.4       Fees.................................................................................   20
         Section 2.5       Prepayment/Reduction of Commitments..................................................   21
         Section 2.6       Repayment............................................................................   21
         Section 2.7       Notes; Loan Accounts.................................................................   23
         Section 2.8       Manner of Payment....................................................................   23
         Section 2.9       Reimbursement........................................................................   24
         Section 2.10      Pro Rata Treatment...................................................................   25
         Section 2.11      Application of Payments Prior to Acceleration........................................   25
         Section 2.12      Use of Proceeds......................................................................   26
         Section 2.13      All Obligations to Constitute Joint and Several Obligations..........................   26
         Section 2.14      Maximum Borrower Liability...........................................................   26
         Section 2.15      Maximum Rate of Interest.............................................................   28
         Section 2.16      Letters of Credit....................................................................   28
         Section 2.17      The Guaranty.........................................................................   32

ARTICLE 3             CONDITIONS PRECEDENT......................................................................   34
         Section 3.1       Conditions Precedent to Closing......................................................   34
         Section 3.2       Conditions Precedent to Each Advance.................................................   36
         Section 3.3       Conditions Precedent to Each Letter of Credit........................................   37

ARTICLE 4             REPRESENTATIONS AND WARRANTIES............................................................   37
         Section 4.1       General Representations and Warranties...............................................   37
         Section 4.2       [Reserved]...........................................................................   43
         Section 4.3       Survival of Representations and Warranties, etc......................................   43

ARTICLE 5             GENERAL COVENANTS.........................................................................   43
         Section 5.1       Preservation of Existence and Similar Matters........................................   43
         Section 5.2       Compliance with Applicable Law.......................................................   43
         Section 5.3       Maintenance of Properties............................................................   43
         Section 5.4       Accounting Methods and Financial Records.............................................   43
         Section 5.5       Insurance............................................................................   44
         Section 5.6       Payment of Taxes and Claims..........................................................   44
         Section 5.7       Visits and Inspections...............................................................   44
         Section 5.8       Conduct of Business..................................................................   44
         Section 5.9       ERISA................................................................................   44
         Section 5.10      Lien Perfection......................................................................   45
         Section 5.11      Location of Collateral; Consignment of Inventory.....................................   45
         Section 5.12      Protection of Collateral.............................................................   45
         Section 5.13      Assignments and Records of Accounts..................................................   45
         Section 5.14      Administration of Accounts...........................................................   45
         Section 5.15      Bank Accounts........................................................................   46
         Section 5.16      Further Assurances...................................................................   46
         Section 5.17      Broker's Claims......................................................................   46
         Section 5.18      Indemnity............................................................................   46
         Section 5.19      Environmental Matters................................................................   47
         Section 5.20      Financing Statement..................................................................   47

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                                     - ii -

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
         Section 5.21      Formation of Subsidiaries...............................................................    47
         Section 5.22      Summit Subordinated Notes...............................................................    47

ARTICLE 6             INFORMATION COVENANTS........................................................................    47
         Section 6.1       Monthly Financial Statements and Information............................................    48
         Section 6.2       Quarterly Financial Statements and Information..........................................    48
         Section 6.3       Annual Financial Statements and Information; Certificate of No Default..................    48
         Section 6.4       Performance Certificates................................................................    48
         Section 6.5       Access to Accountants...................................................................    48
         Section 6.6       Additional Reports......................................................................    49
         Section 6.7       Notice of Litigation and Other Matters..................................................    49
         Section 6.8       Robinson Financials.....................................................................    50

ARTICLE 7             NEGATIVE COVENANTS...........................................................................    50
         Section 7.1       Indebtedness............................................................................    51
         Section 7.2       Guaranties..............................................................................    52
         Section 7.3       Liens...................................................................................    52
         Section 7.4       Restricted Payments and Purchases.......................................................    52
         Section 7.5       Investments.............................................................................    52
         Section 7.6       Affiliate Transactions..................................................................    53
         Section 7.7       Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets...    53
         Section 7.8       Capital Expenditures....................................................................    54
         Section 7.9       Sales and Leasebacks....................................................................    54
         Section 7.10      Amendment and Waiver....................................................................    55
         Section 7.11      ERISA Liability.........................................................................    55
         Section 7.12      Prepayments.............................................................................    55
         Section 7.13      Negative Pledge.........................................................................    55
         Section 7.14      Holding Company Status..................................................................    55
         Section 7.15      Interest Coverage Ratio.................................................................    55

ARTICLE 8             DEFAULT......................................................................................    56
         Section 8.1       Events of Default.......................................................................    56
         Section 8.2       Remedies................................................................................    57

ARTICLE 9             THE ADMINISTRATIVE AGENT.....................................................................    59
         Section 9.1       Appointment and Authorization...........................................................    59
         Section 9.2       Interest Holders........................................................................    59
         Section 9.3       Consultation with Counsel...............................................................    60
         Section 9.4       Documents...............................................................................    60
         Section 9.5       Administrative Agent and Affiliates.....................................................    60
         Section 9.6       Responsibility of the Administrative Agent..............................................    60
         Section 9.7       Action by Administrative Agent..........................................................    60
         Section 9.8       Notice of Default or Event of Default...................................................    60
         Section 9.9       Responsibility Disclaimed...............................................................    61
         Section 9.10      Indemnification.........................................................................    61
         Section 9.11      Credit Decision.........................................................................    61
         Section 9.12      Successor Administrative Agent..........................................................    61
         Section 9.13      Administrative Agent May File Proofs of Claim...........................................    62
         Section 9.14      Collateral..............................................................................    62
         Section 9.15      Release of Collateral...................................................................    62
         Section 9.16      Security Documents......................................................................    63
         Section 9.17      Sole Lead Arranger......................................................................    63

ARTICLE 10            MISCELLANEOUS................................................................................    63
         Section 10.1      Notices.................................................................................    63
         Section 10.2      Expenses................................................................................    64
         Section 10.3      Waivers.................................................................................    65


                                    - iii -

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
         Section 10.4      Set-Off..............................................................................   65
         Section 10.5      Assignment...........................................................................   66
         Section 10.6      Counterparts; Facsimile Transmission.................................................   68
         Section 10.7      Governing Law........................................................................   68
         Section 10.8      Severability.........................................................................   68
         Section 10.9      Headings.............................................................................   68
         Section 10.10     Source of Funds......................................................................   68
         Section 10.11     Entire Agreement.....................................................................   68
         Section 10.12     Amendments and Waivers...............................................................   68
         Section 10.13     Other Relationships..................................................................   69
         Section 10.14     Pronouns.............................................................................   69
         Section 10.15     Disclosure...........................................................................   69
         Section 10.16     Replacement of Lender................................................................   69
         Section 10.17     Confidentiality......................................................................   69
         Section 10.18     Amendments to Loan Documents.........................................................   69
         Section 10.19     Amended Credit Agreement Reimbursement...............................................   69

ARTICLE 11             YIELD PROTECTION.........................................................................   70
         Section 11.1      Eurodollar Rate Basis Determination..................................................   70
         Section 11.2      Illegality...........................................................................   70
         Section 11.3      Increased Costs......................................................................   70
         Section 11.4      Effect On Other Advances.............................................................   71
         Section 11.5      Capital Adequacy.....................................................................   71

ARTICLE 12             JURISDICTION, VENUE AND WAIVER OF JURY TRIAL.............................................   71
         Section 12.1      Jurisdiction and Service of Process..................................................   71
         Section 12.2      Consent to Venue.....................................................................   72
         Section 12.3      Waiver of Jury Trial.................................................................   72

ARTICLE 13             RELEASES.................................................................................   72
         Section 13.1      Release..............................................................................   72
         Section 13.2      Patriot Act Notice...................................................................   73

EXHIBITS

Exhibit A           -     Form of Borrower Pledge Agreement
Exhibit A-2         -     [Reserved]
Exhibit B           -     [Reserved]
Exhibit C           -     [Reserved]
Exhibit D           -     [Reserved]
Exhibit E           -     Form of Notice of Conversion/Continuation
Exhibit F           -     Form of Parent Pledge Agreement
Exhibit G           -     [Reserved]
Exhibit H           -     [Reserved]
Exhibit I           -     Form of Request for Advance
Exhibit J           -     Form of Request for Issuance of Letter of Credit
Exhibit K-1         -     Form of Tranche A Revolving Loan Note
Exhibit K-2               Form of Tranche B Revolving Loan Note
Exhibit L           -     Form of Robinson Guaranty
Exhibit M           -     Form of Robinson Pledge Agreement
Exhibit N           -     Form of Security Agreement
Exhibit O           -     Form of Subsidiary Guaranty
Exhibit P           -     Form of Subsidiary Pledge Agreement
Exhibit Q           -     Form of Subsidiary Security Agreement
Exhibit R           -     Form of Trademark Security Agreement
Exhibit S           -     Form of Tranche A Term Loan Note
Exhibit T           -     Form of Tranche B Term Loan Note
Exhibit U           -     Form of Borrower Loan Certificate
Exhibit V           -     Form of Subsidiary Loan Certificate
Exhibit W           -     Form of Parent Loan Certificate
Exhibit X           -     Form of Performance Certificate

SCHEDULES

Schedule 1          -     Commitment Ratios; Lender and Issuing Bank Addresses
Schedule 2          -     Liens
Schedule 3          -     Subordinated Debt
Schedule 4.1(c)     -     Partnerships; Joint Ventures; Subsidiaries
Schedule 4.1(d)     -     Capital Stock
Schedule 4.1(h)     -     Material Contracts; Labor Matters
Schedule 4.1(i)     -     Taxes
Schedule 4.1(l)     -     Investments and Guaranties
Schedule 4.1(m)     -     Liabilities; Litigation
Schedule 4.1(o)     -     Intellectual Property; Licenses
Schedule 4.1(w)     -     Real Property
Schedule 4.1(x)     -     Environmental Matters
Schedule 4.1(z)     -     Change of Name; Tradenames
Schedule 5.11       -     Locations of Collateral
Schedule 5.15       -     Bank Accounts
Schedule 7.2        -     Guarantees
Schedule 7.6        -     Affiliate Transactions

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

      THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 18, 2004 among BR HOLDING, INC., a Georgia corporation ("Bull Run"), CAPITAL SPORTS PROPERTIES, INC., a Delaware corporation ("Capital"), HOST COMMUNICATIONS, INC., a Kentucky corporation ("Host") and DATASOUTH COMPUTER CORPORATION, a Delaware corporation ("Datasouth", and together with Bull Run, Capital, and Host, the "Borrowers"), BULL RUN CORPORATION (the "Parent" and as a Guarantor), the LENDERS party hereto (the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION (an "Issuing Bank"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrowers, the Parent, the lenders party thereto (the "Existing Lenders"), and Wachovia Bank, National Association, as administrative agent and as an issuing bank, are parties to that certain Second Amended and Restated Credit Agreement dated as of October 11, 2002 (as amended and modified and in effect on the date hereof, the "Amended Credit Agreement"); and

      WHEREAS, the Borrowers, the Parent, the Lenders, the Issuing Banks and the Administrative Agent have agreed to amend and restate the Amended Credit Agreement in its entirety as, and in accordance with and subject to the terms and conditions, set forth herein; and

      WHEREAS, each of the Borrowers and the Parent acknowledges and agrees that the security interest granted to the Administrative Agent, pursuant to the Amended Credit Agreement and the other "Loan Documents" (as defined in the Amended Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Amended Credit Agreement and shall continue to secure the Obligations (as defined herein); and

      WHEREAS, each of the Borrowers, the Parent, the Lenders, the Issuing Banks and the Administrative Agent have agreed to provide for Tranche A Revolving Loans and Tranche B Revolving Loans to be made to the Borrowers; and

      WHEREAS, each of the Borrowers, the Parent, the Lenders, the Issuing Banks and the Administrative Agent acknowledges and agrees that (a) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the "Obligations" (as defined in the Amended Credit Agreement) arising in connection with the Amended Credit Agreement and other "Loan Documents" (as defined in the Amended Credit Agreement) executed in connection therewith; (b) the Borrowers, the Parent, the Lenders, the Issuing Banks and the Administrative Agent intend that the Amended Credit Agreement and the other "Loan Documents" (as defined in the Amended Credit Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing "Indebtedness" (as defined in the Amended Credit Agreement) under the Amended Credit Agreement and the other "Loan Documents" (as defined in the Amended Credit Agreement) executed in connection therewith as they may be amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (c) all "Liens" (as defined in the Amended Credit Agreement) created by the Amended Credit Agreement and the other "Loan Documents" (as defined in the Amended Credit Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (d) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Amended Credit Agreement and the other "Loan Documents" (as defined in the Amended Credit Agreement) executed in connection therewith; and

      WHEREAS, each of the Borrowers, the Parent, the Lenders, the Issuing Banks and the Administrative Agent intend that (a) the provisions of the Amended Credit Agreement and the other "Loan Documents" (as defined in the Amended Credit Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); (b) the Notes (as defined herein) restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede in its entirety, but do not extinguish, the "Indebtedness" (as defined in the Amended Credit Agreement) evidenced by the "Notes" (as defined in the Amended Credit Agreement) issued pursuant to the Amended Credit Agreement; and (c) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation;

      WHEREAS, Fifth Third Bank has agreed to become a party this Agreement (as defined below) as a Lender; and

      NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby amend and restate in its entirety the Amended Credit Agreement as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      "Account Debtor" shall mean any Person who is obligated under an Account.

      "Accounts" shall mean all accounts, contract rights, chattel paper, instruments, drafts, acceptances and documents of each Borrower arising from the sale or lease of goods or the provision of services by each Borrower in the ordinary course of its business, whether secured or unsecured, billed or unbilled and whether now existing or hereafter created or arising, and "Account" shall mean any one of the foregoing.

      Additional Investments" shall mean the aggregate amount of Investments made by Robinson in the Parent to the extent that the Parent contributes such Investments to the Borrowers.

      "Adjusted EBITDA" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for any period, EBITDA for such period, plus, without duplication and to the extent not included in EBITDA for such period, (a) cash option income received during such period, (b) cash interest income received during such period, (c) cash dividend income received during such period, and (d) to the extent treated as an operating expense for such period, non-cash stock compensation expense.

      "Administrative Agent" shall mean Wachovia Bank, National Association, acting as agent for the Issuing Banks and the Lenders, and any successor agent appointed pursuant to Section 9.12.

      "Administrative Agent's Office" shall mean the office of the Administrative Agent located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0760, or such other office as may be designated pursuant to the provisions of Section 10.1 of this Agreement.

      "Advance" or "Advances" shall mean amounts of the Loans advanced by the Lenders to any of the Borrowers pursuant to Section 2.2 hereof on the occasion of any borrowing.

      "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with any Borrower, and any Person who is a director, officer or partner of any Borrower. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agreement" shall mean this Third Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

      "Agreement Date" shall mean the date as of which this Agreement is dated.

      "Aggregate Commitment Ratios" shall mean the percentage in which the Lenders are severally bound to make Advances to the Borrowers under the Revolving Loan Commitments and the Term Loan Commitments, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

      "Aggregate Tranche A Revolving Credit Obligations" shall mean, as of any particular time, the sum of (a) the aggregate principal amount of all Tranche A Revolving Loans then outstanding, plus (b) the aggregate stated amount of all Letter of Credit Obligations then outstanding.

      "Aggregate Tranche B Revolving Credit Obligations" shall mean, as of any particular time, the aggregate principal amount of all Tranche B Revolving Loans then outstanding.

      "Amended Credit Agreement" shall have the meaning ascribed to such term in the Recitals to this Agreement.

      "AMT" shall mean AMT Datasouth Corp. (formerly known as Advanced Matrix Technology, Inc.), a California corporation.

      "AMT Note" shall mean that certain Subordinated Promissory Note dated March 8, 2004, issued by AMT in favor of Datasouth in the original principal amount of $2,990,190.43.

      "AMT Subordination Agreement" shall mean that certain Subordination Agreement dated July 25, 2002, executed by Datasouth and AMT in favor of Celtic Capital Corporation, with respect to the AMT Note, and any replacement thereof executed by Datasouth and AMT in favor of any lender which succeeds Celtic Capital Corporation as AMT's senior lender in a form reasonably acceptable to the Administrative Agent.

      "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, laws, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Assignment and Assumption Agreement" shall mean a form of Assignment and Assumption Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which each Lender may, as further provided in Section 10.5 hereof, sell or participate a portion of its Loans or Commitments.

      "Assignment of Note" shall mean that certain Third Amended and Restated Assignment of Note of even date herewith from Datasouth in favor of the Administrative Agent, on its behalf and on behalf of the Issuing Banks and the Lenders, in form and substance acceptable to the Administrative Agent.

      "Authorized Signatory" shall mean as to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

      "Available Letter of Credit Amount" shall mean, as of any particular time, an amount equal to the lesser of (a) the Letter of Credit Commitment then in effect and (b) the Available Tranche A Revolving Loan Commitment.

      "Available Tranche A Revolving Loan Commitment" shall mean, as of any particular time, (a) the amount of the Tranche A Revolving Loan Commitment minus
(b) the Aggregate Tranche A Revolving Credit Obligations.

      "Available Tranche B Revolving Loan Commitment" shall mean, as of any particular time, (a) the amount of the Tranche B Revolving Loan Commitment minus
(b) the Aggregate Tranche B Revolving Credit Obligations.

      "Avoidance Provisions" shall have the meaning ascribed thereto in Section 2.14(a) hereof.

      "Bankers Leasing Financing Statements" shall mean the financing statement filed with the Secretary of State of Kentucky on December 12, 2003, filing number 2003-1974313-03, which lists Host as debtor and Bankers Leasing Association, Inc. as secured party, and any other financing statement filed in connection with such financing statement.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as now or hereafter amended, and any successor statute.

      "Base Rate" shall mean, at any time, a fluctuating and floating rate per annum equal to the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest announced publicly by the Administrative Agent from time to time, as its "prime rate" for the determination of interest rate loans of varying maturities in United States dollars to United States residents of varying degrees of credit worthiness. Such "prime rate" is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent, and the Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below such "prime rate". Each change in the prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Advance" shall mean an Advance which a Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance, in accordance with the provisions of Sections 2.2, 11.2 or 11.3 hereof.

      "Board" shall mean the Board of Governors of the Federal Reserve System.

      "Borrower Pledge Agreement" shall mean that certain Third Amended and Restated Borrower Pledge Agreement of even date herewith executed by the Borrowers in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit A, pursuant to which each of the Borrowers pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the Capital Stock, whether now owned or hereafter acquired, of their respective Subsidiaries (and, with respect to any wholly-owned foreign Subsidiary, 65% of such Capital Stock) and all other Capital Stock owned or hereafter acquired by any Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

      "Borrowers" shall have the meaning set forth in the introductory paragraph to this Agreement.

      "Bull Run" shall have the meaning set forth in the introductory paragraph to this Agreement.

      "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits of United States dollars on the London interbank market.

      "Call Option" shall have the meaning set forth in the Robinson Guaranty.

      "Capital" shall have the meaning set forth in the introductory paragraph to this Agreement.

      "Capital Expenditures" shall mean, for any period, on a consolidated basis for the Parent and its Subsidiaries, the aggregate of all expenditures made by the Parent or any of its Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of the Parent and its Subsidiaries, excluding Capitalized Lease Obligations.

      "Capital Stock" shall mean, as applied to any Person, any capital stock (including, without limitation, all series of preferred stock of such Person), general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

      "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Change in Control" shall mean (a) with respect to the Parent, approval by the stockholders of the Parent of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which would result in (i) ownership of more than fifty percent (50%) of the voting Capital Stock of the Parent being acquired by any Person other than Robinson, the Robinson Affiliates or management of the Borrowers as of the Agreement Date, or (ii) a change in the majority of the Board of Directors of the Parent; or (b) with respect to each of the Borrowers, the Parent ceasing to own and control, directly or indirectly, free of any Lien or encumbrance other than Liens in favor of the Administrative Agent and the Lenders, one hundred percent (100%) of the outstanding Capital Stock thereof, except as permitted pursuant to Section 7.7(e) hereof, provided, that after any such permitted merger or consolidation becomes effective, the Parent shall continue to own and control, directly or indirectly, one hundred percent (100%) of the outstanding Capital Stock of the surviving Borrower; or (c) any Borrower sells all or substantially all of its assets to any Person other than another Borrower.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, and all other property of any Borrower that is now or hereafter in the possession or control of the Administrative Agent, the Issuing Banks or any Lender or on which the Administrative Agent, the Issuing Banks or any Lender has been granted a Lien.

      "Collateral Disposition Proposal" shall have the meaning set forth in
Section 7.7(b)(iii) hereof.

      "Commitments" shall mean, collectively, the Revolving Loan Commitments and the Term Loan Commitments.

      "Contributing Borrower" shall have the meaning set forth in Section 2.14(d) hereof.

      "Datasouth" shall have the meaning set forth in the introductory paragraph to this Agreement.

      "Date of Issue" shall mean the date on which an Issuing Bank issues a Letter of Credit pursuant to Section 2.16 hereof.

      "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

      "Default Rate" shall mean a simple per annum interest rate equal to, (a) with respect to outstanding principal, the sum of (i) he applicable Interest Rate Basis, plus (ii) the applicable Interest Rate Margin, plus (iii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, plus (ii) the Interest Rate Margin, plus (iii) two percent (2%).

      "Delta Life Subordinated Debt" shall mean that certain subordinate note dated September 15, 2004 issued by Host in favor of Delta Life Insurance Company, Inc., in an original principal amount of $1,500,000.

      "Dividends" shall mean, any direct or indirect distribution, dividend, or payment to any Person on account of any Capital Stock of a Borrower or any Subsidiary of a Borrower.

      "EBITDA" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for any period, Operating Income for such period, plus, without duplication and to the extent deducted from Operating Income for such period in the statement of operations, the sum of (a) Interest Expense, (b) income taxes, (c) depreciation and amortization expense, (d) equity in losses in Affiliates in which the Parent has a direct or indirect ownership interest in less than 100% of such Affiliate, and (e) the Robinson Compensation Amount to the extent deducted from Operating Income; less, without duplication, to the extent included in Operating Income, equity in earnings in Affiliates in which the Parent has a direct or indirect ownership interest in less than 100% of such Affiliate.

      "Environmental Laws" shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time during the term hereof be in effect.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

      "ERISA Affiliate" shall mean any "affiliate" of any Borrower within the meaning of Section 414 of the Code.

      "Eurodollar Advance" shall mean an Advance which a Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof.

      "Eurodollar Advance Period" shall mean, for each Eurodollar Advance, each one, two, three, or six month period, as selected by the Borrowers pursuant to
Section 2.2 hereof, during which the applicable Eurodollar Rate shall remain unchanged. Notwithstanding the foregoing, however: (i) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (ii) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

      "Eurodollar Basis" shall mean a simple per annum interest rate equal to the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall be rounded upward to the nearest one hundredth of one percent (1/100%) and, once determined, shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

      "Eurodollar Rate" shall mean, for any Eurodollar Advance, for the Eurodollar Advance Period of such Eurodollar Advance, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of such Eurodollar Advance offered for a term comparable to such Eurodollar Advance Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, two (2) London banking days prior to the first day of such Eurodollar Advance Period, provided that if no such offered rates appear on such page, the "Eurodollar Rate" for such Eurodollar Advance Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two (2) London banking days prior to the first day of such Eurodollar Advance Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Eurodollar Advance Period in an amount comparable to the principal amount of such Eurodollar Advance.

      "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" shall mean any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

      "Events Business" shall mean the discontinued operations of Borrowers reported under GAAP as the "Affinity Events" business segment.

      "Events Business Disposition" shall have the meaning set forth in Section 7.7(b)(iv) hereof.

      "Events Business Disposition Proposal" shall have the meaning set forth in
Section 7.7(b)(iv) hereof.

      "Existing Lenders" shall have the meaning ascribed to such term in the first Recital to this Agreement.

      "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

      "Fee Letter" shall mean that certain fee letter dated September 28, 2004 executed by the Administrative Agent and Wachovia Capital Markets, LLC and accepted and agreed to by the Borrowers.

      "Funded Debt" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis and without duplication, (i) all then currently outstanding obligations, liabilities and indebtedness of the types described in subsections (a) through (g) of the definition of Indebtedness set forth herein, including, but not limited to, all such obligations under the Loan Documents.

      "Funding Borrower" shall have the meaning set forth in Section 2.14(d) hereof.

      "GAAP" shall mean, as in effect from time to time, United States generally accepted accounting principles consistently applied.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantors" shall mean, collectively, the Parent, Robinson and each Subsidiary of any Borrower that guarantees payment of the Obligations hereunder and under the other Loan Documents.

      "Guaranty" or "Guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

      "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

      "Host" shall have the meaning set forth in the introductory paragraph to this Agreement.

      "Host Pledge Agreement" shall mean that certain Second Amended and Restated Host Pledge Agreement dated as of October 11, 2002 executed by W. James Host in favor of the Administrative Agent, as the same has been amended, restated, supplemented or otherwise modified from time to time thereafter.

      "Initial Collateral Value" shall mean the value of any additional Collateral pledged under the Robinson Pledge Agreement as of the date such additional Collateral is pledged under the Robinson Pledge Agreement.

      "Indebtedness" shall mean, with respect to the Parent and its Subsidiaries and without duplication, (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments;
(c) any obligation to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation; (e) any obligation or liability of others secured by a Lien on property owned by any Borrower or any such Subsidiary, whether or not such obligation or liability is assumed, the amount of liability to be the fair market value of the property pledged; (f) any letter of credit issued for the account of any Borrower or any such Subsidiary; (g) any net payment obligation under any Interest Hedge Agreement; (h) any Guaranty; and (i) any other obligation or liability which is required by GAAP to be shown as a liability on a consolidated balance sheet of the Parent and its Subsidiaries (except items of shareholders' equity or Capital Stock or surplus or general contingency or deferred tax reserves or any other reserves required under GAAP).

      "Insolvency Proceeding" shall have the meaning set forth in Section 2.17.

      "Interest Expense" shall mean, for any period, interest expense of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and including capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations.

      "Interest Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Interest Rate Basis" shall mean the Base Rate or the Eurodollar Basis, as appropriate.

      "Interest Rate Margin" shall mean, (a) with respect to Base Rate Advances, zero percent (0.00%) and (b) with respect to Eurodollar Advances and Letter of Credit Obligations, two and three-quarters percent (2.75%).

      "Inventory" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, materials and supplies of every nature which contribute to the finished products of the Borrowers in the ordinary course of their business, whether now owned or hereafter acquired by any Borrower.

      "Investment" shall have the meaning set forth in Section 7.5 hereof.

      "Issuing Banks" shall mean Wachovia Bank, National Association and any other Person who hereafter may be designated as an Issuing Bank pursuant to an Assignment and Assumption Agreement or otherwise; and "Issuing Bank" shall mean any one of the foregoing.

      "Lenders" shall mean those lenders whose names are set forth on the signature pages hereof under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with
Section 10.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.

      "Letter of Credit Commitment" shall mean the several obligations of the Issuing Banks to issue Letters of Credit in an aggregate face amount from time to time not to exceed the lesser of (a) $5,000,000 and (b) the Tranche A Revolving Loan Commitment.

      "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings of any Letters of Credit.

      "Letter of Credit Reserve Account" shall mean any account maintained by the Administrative Agent for the benefit of any Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(e) hereof.

      "Letters of Credit" shall mean letters of credit issued to support obligations of the Borrowers in the ordinary course of its business issued by an Issuing Bank on behalf of the Borrowers from time to time in accordance with
Section 2.16 hereof.

      "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

      "Loan Account" shall have the meaning set forth in Section 2.7 hereof.

      "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Fee Letter, all Requests for Advance, Interest Hedge Agreements between the Borrowers, on the one hand, and the Administrative Agent (or an affiliate of the Administrative Agent), one or more of the Issuing Banks (or an affiliate of an Issuing Bank) or one or more of the Lenders (or an affiliate of a Lender), on the other hand, and all other documents, instruments, certificates, side letter agreements, and agreements executed or delivered in connection with or contemplated by this Agreement.

      "Loans" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers under the Commitments, not to exceed the amount of the Commitments, and evidenced by the Notes, and shall include the Tranche A Revolving Loans, the Tranche B Revolving Loans, the Tranche A Term Loan and the Tranche B Term Loan.

      "Margin Stock" shall mean "margin stock" within the meaning of Regulations T, U and X (12 C.R.F. Parts 221 and 224) of the Board.

      "Materially Adverse Effect" shall mean any materially adverse effect upon
(a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrowers and their Subsidiaries taken as a whole,
(b) the Collateral, (c) the ability of the Borrowers and their Subsidiaries taken as a whole to perform under this Agreement or any other Loan Document, or
(d) the rights, benefits or interests of the Administrative Agent, the Issuing Banks or the Lenders in or to this Agreement, any other Loan Document or the Collateral, in each case, resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together.

      "Maturity Date" shall mean November 30, 2005, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise) in accordance with the terms hereof.

      "Maximum Borrower Liability" shall have the meaning assigned thereto in
Section 2.14(a) hereof.

      "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "Necessary Authorizations" shall mean all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrowers and the sale of their Inventory.

      "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by any Borrower or any issuance by any Borrower of any Capital Stock or the incurrence by any Borrower of any Funded Debt (other than the Obligations), the aggregate amount of cash received for such assets or Capital Stock, or as a result of such Funded Debt, net of (i) reasonable and customary transaction costs, (ii) taxes, in each case properly attributable to such transaction and payable by such Borrower or its shareholders in connection with such sale, lease, transfer or other disposition of assets or the issuance of any Capital Stock or the incurrence of any Funded Debt, including, without limitation, sales commissions and underwriting discounts payable to Persons who are not Affiliates of any Borrower, and (iii) in the case of a sale, transfer or other disposition of assets, net of all payments required to be made by the Borrowers as a result of such event to repay Indebtedness (other than the Loans) secured by such asset.

      "Notes" shall mean, collectively, the Term Loan Notes and the Revolving Loan Notes.

      "Notice of Conversion/Continuation" shall mean a notice in substantially the form of Exhibit E attached hereto.

      "Obligations" shall mean (a) all payment and performance obligations of each Borrower to the Lenders, the Issuing Banks and the Administrative Agent under this Agreement and the other Loan Documents (including all Letters of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Administrative Agent, the Issuing Banks and the Lenders, or any of them, may suffer by reason of a breach by any Borrower of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any obligations of any Borrower to the Administrative Agent (or an affiliate of the Administrative Agents) or any Lender (or an affiliate of a Lender) under any Interest Hedge Agreement permitted hereunder.

      "Operating Income" shall mean for any period, the consolidated net income (or deficit) from continuing operations of the Parent and its Subsidiaries for such period, determined in accordance with GAAP.

      "Other Debtor Relief Law" shall have the meaning set forth in Section 2.14(a) hereof.

      "Parent" shall have the meaning set forth in the introductory paragraph to this Agreement.

      "Parent Pledge Agreement" shall mean that certain Third Amended and Restated Parent Pledge Agreement of even date herewith executed by the Parent in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit F, pursuant to which the Parent pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the Capital Stock, whether now owned or hereafter acquired, of Bull Run, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

      "Partnership Pledge Agreement" shall mean that certain Second Amended and Restated Partnership Pledge Agreement dated as of October 11, 2002 executed by the Robinson-Prather Partnership in favor of the Administrative Agent, pursuant to which the Robinson-Prather Partnership pledged to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, Capital Stock of the Parent, as the same has been amended, restated, supplemented or otherwise modified from time to time thereafter.

      "Payment Date" shall mean the last day of each Eurodollar Advance Period for a Eurodollar Advance.

      "Permitted Liens" shall mean, as applied to any Person:

            (a) Any Lien in favor of the Administrative Agent, the Issuing Banks or the Lenders given to secure the Obligations;

            (b) Liens on real estate for real estate taxes not yet delinquent and Liens for taxes, assessments, judgments, governmental charges or levies, or claims (other than any Lien imposed pursuant to any of the provisions of ERISA) not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only if such Lien would not reasonably be expected to have a Materially Adverse Effect either on the rights of the Administrative Agent, or the Administrative Agent's Lien, in any of the Collateral;

            (c) Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor, but only if such Liens are junior in priority to the Liens in favor of the Administrative Agent;

            (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

            (e) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which in the reasonable opinion of the Administrative Agent do not interfere with the ordinary conduct of the business of such Person or materially affect the value of any Collateral;

            (f) Purchase money security interests and liens arising in connection with Capitalized Lease Obligations provided that any such Lien attaches only to the asset so purchased or leased by such Person and secures only Indebtedness incurred by such Person in order to purchase or lease such asset, but only to the extent permitted by Section 7.1(d) hereof;

            (g) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

            (h) Liens on assets of the Parent and its Subsidiaries existing on the Agreement Date which are set forth on Schedule 2 attached hereto.

      "Person" shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, or a government or any agency or political subdivision thereof.

      "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other plan maintained for employees of any Person or any Affiliate of such Person.

      "Pledge Agreements" shall mean, collectively, the Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement and the Robinson Pledge Agreement.

      "Property" shall mean any real property or personal property (tangible or intangible), plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by any Borrower or any Subsidiary of any Borrower (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

      "Purpose Credit Borrower Pledge Agreement" shall mean that certain Second Amended and Restated Purpose Credit Borrower Pledge Agreement dated as of October 11, 2002 executed by the Borrowers in favor of the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time thereafter.

      "Reimbursement Obligations" shall mean the payment obligations of the Borrowers under Section 2.16(d) hereof.

      "Replacement Event" shall have the meaning ascribed thereto in Section
10.16 hereof.

      "Replacement Lender" shall have the meaning ascribed thereto in Section
10.16 hereof.

      "Reportable Event" shall have the meaning set forth in Section 4043(c) of ERISA and the regulations thereunder, but shall not include any event which is not subject to the thirty (30) day notice requirement of such regulations other than 29 Code of Federal Regulations Sections 2615.11, 2615.12 and 2615.19.

      "Request for Advance" shall mean any certificate signed by an Authorized Signatory requesting on behalf of a Borrower an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit I attached hereto. Each Request for Advance shall, among other things, specify the date of the Advance, which shall be a Business Day, the amount of the Advance, and the type of Advance.

      "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of a Borrower requesting that an Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit J attached hereto, and shall, among other things, specify
(a) the stated amount of the Letter of Credit (which shall be in United States Dollars), (b) the effective date (which shall be a Business Day) for the issuance of such Letter of Credit, (c) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.16(a) hereof), (d) the Person for whose benefit such Letter of Credit is to be issued, (d) other relevant terms of such Letter of Credit, and (f) the Available Letter of Credit Amount as of the scheduled date of issuance of such Letter of Credit.

      "Requisite Lenders" shall mean Lenders the sum of whose outstanding (a) Term Loans, (b) Tranche A Revolving Loan Commitment, determined in accordance with their respective Tranche A Revolving Loan Commitment Ratios (or after termination of the Tranche A Revolving Loan Commitment, the Aggregate Tranche A Revolving Credit Obligations for each Lender determined in accordance with their respective Tranche A Revolving Commitment Ratios immediately prior to any such termination of the Tranche A Revolving Loan Commitment), and (c) Tranche B Revolving Loan Commitment, determined in accordance with their respective Tranche B Revolving Commitment Ratios (or after termination of the Tranche B Revolving Loan Commitment, the Aggregate Tranche B Revolving Credit Obligations for each Lender, determined in accordance with their respective Tranche B Revolving Commitment Ratios immediately prior to any such termination of the Tranche B Revolving Loan Commitment) (with such sum for each Lender to be hereinafter referred to as such Lender's "Total Exposure"), exceeds 66-2/3% of the sum of (i) all outstanding Term Loans, (ii) the Tranche A Revolving Loan Commitment (or after termination thereof, the Aggregate Tranche A Revolving Credit Obligations), and (iii) the Tranche B Revolving Loan Commitment (or after the termination thereof, the Aggregate Tranche B Revolving Credit Obligations) (with such sum to be hereinafter referred to as the "Total Obligations"); provided that at any time any one (1) Lender has a Total Exposure exceeding 33-1/3% of the Total Obligations, "Requisite Lenders" shall mean the difference of (x) the total number of Lenders party to this Agreement at such time less (y) one.

      "Restricted Payment" shall mean (a) Dividends, (b) any payment of management, consulting or similar fees payable by any Borrower or any Subsidiary of any Borrower to any Affiliate, excluding payments made to any other Borrower,
(c) any direct or indirect payment to any Person on account of the Indebtedness evidenced by the Summit Subordinated Notes or on account of any other subordinated Indebtedness, and (d) payment or other distribution made by any Borrower or any Subsidiary of any Borrower to the Parent, including, without limitation, any such payment or other distribution to the Parent for the purpose of making any payment (including any payment of principal or interest) on the Subordinated Debt.

      "Restricted Purchase" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Capital Stock of any Borrower or any Subsidiary of any Borrower or of the Parent.

      "Revolving Commitment Ratios" shall mean the percentages in which (a) the Tranche A Revolving Lenders are severally bound to make Advances to the Borrowers under the Tranche A Revolving Loan Commitment, which are determined by the ratio of (i) each Tranche A Revolving Lender's Tranche A Revolving Loan Commitment Ratio times the Tranche A Revolving Loan Commitment to (ii) the sum of the Tranche A Revolving Loan Commitment plus the Tranche B Revolving Loan Commitment and (b) the Tranche B Revolving Lenders are severally bound to make Advances to the Borrowers under the Tranche B Revolving Loan Commitment, which are determined by the ratio of (i) each Tranche B Revolving Lender's Tranche B Revolving Loan Commitment Ratio times the Tranche B Revolving Loan Commitment to
(ii) the sum of the Tranche A Revolving Loan Commitment plus the Tranche B Revolving Loan Commitment.

      "Revolving Loan Commitments" shall mean, collectively, the Tranche A Revolving Loan Commitment and the Tranche B Revolving Loan Commitment.

      "Revolving Loan Notes" shall mean, collectively, the Tranche A Revolving Loan Notes and the Tranche B Revolving Loan Notes.

      "Revolving Loans" shall mean, collectively, the Tranche A Revolving Loans and the Tranche B Revolving Loans.

      "Robinson" shall mean J. Mack Robinson, a Georgia resident, and his heirs, legal representatives, successors and assigns.

      "Robinson Affiliates" shall mean the Robinson-Prather Partnership and those other Persons set forth on Schedule 4.1(d) under the heading "Capital Stock of the Parent owned by Robinson and Robinson Affiliates."

      "Robinson Compensation Amount" shall mean the amount of any non-cash compensation, in the form of shares of common or preferred stock of the Parent, paid to Robinson in exchange for the Robinson Guaranty.

      "Robinson Guaranty" shall mean that certain Third Amended and Restated Guaranty and Call Agreement of even date herewith between Robinson and the Administrative Agent, on its behalf, and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit L attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

      "Robinson Pledge Agreement" shall mean that certain Third Amended and Restated Robinson Pledge Agreement of even date herewith executed by Robinson in favor of the Administrative Agent, substantially in the form of Exhibit M attached hereto, pursuant to which Robinson pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders the shares of Capital Stock set forth on Schedule 1 thereto, and such other shares of Capital Stock as may be required by the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

      "Security Agreement" shall mean that certain Third Amended and Restated Security Agreement of even date herewith among the Borrowers and the Administrative Agent, on its behalf and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit N hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

      "Security Documents" shall mean, collectively, the Security Agreement, the Subsidiary Security Agreement, the Trademark Security Agreement, the Pledge Agreements, the Assignment of Note, all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

      "Subordinated Debt" shall mean Indebtedness evidenced by the Subordinated Note.

      "Subordinated Note" shall mean, collectively, those certain Subordinated Notes dated as of December 17, 1999, issued by the Parent in favor of the former shareholders of Host and Capital identified on Schedule 3, in the original principal amounts as listed on Schedule 3, not to exceed $9,000,000 in the aggregate, and the agreements, instruments and documents related thereto.

      "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which fifty percent (50%) or more of the outstanding partnership or limited liability company interests having ordinary voting power to elect the general partner or a majority of the managers, members or other governing board, regardless of the existence at the time of a right of the holders of any class or classes of securities of such entity to exercise such voting power by reason of the happening of any contingency is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Notwithstanding anything to the contrary contained herein, Players Communication Network, LLC, shall not constitute a Subsidiary of the Parent or any Borrower for purposes of this Agreement and the other Loan Documents.

      "Subsidiary Guaranty" shall mean that certain Third Amended and Restated Subsidiary Guaranty among certain direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries) and the Administrative Agent, on its behalf, and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit O attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Subsidiary Pledge Agreement" shall mean any Subsidiary Pledge Agreement executed by direct or indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries) having any Subsidiaries in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit P, pursuant to which each of such Subsidiaries shall pledge to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the Capital Stock, whether now owned or hereafter acquired, of its Subsidiaries (and, with respect to any wholly-owned foreign Subsidiary, 65% of such Capital Stock), as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Subsidiary Security Agreement" shall mean that certain Third Amended and Restated Subsidiary Security Agreement among certain direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries) and the Administrative Agent, on its behalf and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit Q hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Summit Payment" shall mean the payment of the final $590,000 principal payment due under each of the Summit Subordinated Notes on or before December 31, 2004, such payment to be made in accordance with Section 7.4 hereof.

      "Summit Subordinated Notes" shall mean, collectively, (i) that certain Promissory Note issued by Streetball Partners International, Inc. in favor of Cris Carrico in an original principal amount of $590,000, and (ii) that certain Promissory Note issued by Streetball Partners International, Inc., in favor of Dan Cramer in an original principal amount of $590,000, and the agreements, instruments and documents related to each of such Promissory Notes.

      "Supplemental Borrower Pledge Agreement" shall mean that certain Supplemental Borrower Pledge Agreement dated as of October 11, 2002 executed by the Borrowers in favor of the Administrative Agent.

      "Term Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make Advances to the Borrowers under the Term Loan Commitments, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

      "Term Loan Commitments" shall mean, collectively, the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment.

      "Term Loan Obligations" shall mean, collectively, any and all Obligations of the Borrowers to pay to the Administrative Agent and the Lenders the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Term Loans or the Term Loan Notes.

      "Term Loan Notes" shall mean, collectively, the Tranche A Term Loan Notes and the Tranche B Term Loan Notes.

      "Term Loans" shall mean, collectively, the Tranche A Term Loan and the Tranche B Term Loan.

      "Trademark Security Agreement" shall mean, collectively, any Trademark Security Agreement among the Borrowers or any Subsidiaries of the Borrowers and the Administrative Agent, on its behalf and on behalf of the

Issuing Banks and the Lenders, substantially in the form of Exhibit R, as any such agreement shall be modified, amended or restated from time to time hereafter.

      "Tranche A Revolving Lender" shall mean any Lender which has all or a portion of the Tranche A Revolving Loan Commitment or is owed a Tranche A Revolving Loan.

      "Tranche A Revolving Loan Commitment" shall mean the several obligations of the Tranche A Revolving Lenders to advance to the Borrowers $20,000,000, on and after the Agreement Date, in accordance with their respective Tranche A Revolving Commitment Ratios, pursuant to the terms hereof, and as such amount may be reduced from time to time, pursuant to the terms hereof. Each reference to the Tranche A Revolving Loan Commitment contained in this Agreement shall be deemed to refer to the Tranche A Revolving Loan Commitment then in effect.

      "Tranche A Revolving Loan Commitment Ratios" shall mean the percentages in which the Tranche A Revolving Lenders are severally bound to make Advances to the Borrowers under the Tranche A Revolving Loan Commitment, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

      "Tranche A Revolving Loan Notes" shall mean those certain amended and restated promissory notes of even date herewith in the aggregate principal amount of $20,000,000, issued by the Borrowers to each of the Tranche A Revolving Lenders and substantially in the form of Exhibit K-1 attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

      "Tranche A Revolving Loans" shall mean, collectively, the amounts advanced from time to time by the Tranche A Revolving Lenders to the Borrowers under the Tranche A Revolving Loan Commitment, not to exceed the amount of the Tranche A Revolving Loan Commitment, and evidenced by the Tranche A Revolving Loan Notes.

      "Tranche A Term Loan" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers under the Tranche A Term Loan Commitment, not to exceed the amount of the Tranche A Term Loan Commitment, and evidenced by the Tranche A Term Loan Notes.

      "Tranche A Term Loan Commitment" shall mean the several obligations of the Lenders to advance the sum of $10,423,552.10, in accordance with their respective Term Commitment Ratios, to the Borrowers pursuant to the terms hereof.

      "Tranche A Term Loan Notes" shall mean those certain Tranche A Promissory Notes of even date herewith in the aggregate principal amount of $10,423,552.10, in substantially the form of Exhibit S attached hereto, and any amendments, replacements, extensions or renewals thereof.

      "Tranche A Term Loan Obligations" shall mean, collectively, any and all Obligations of the Borrowers to pay to the Administrative Agent and the Lenders the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Tranche A Term Loan or the Tranche A Term Loan Notes.

      "Tranche B Revolving Lender" shall mean any Lender which has all or a portion of the Tranche B Revolving Loan Commitment or is owed a Tranche B Revolving Loan.

      "Tranche B Revolving Loan Commitment" shall mean the several obligations of the Tranche B Revolving Lenders to advance to the Borrowers $3,000,000, on and after the Agreement Date, in accordance with their respective Tranche B Revolving Loan Commitment Ratios, pursuant to the terms hereof, and as such amount may be reduced from time to time, pursuant to the terms hereof. Each reference to the Tranche B Revolving Loan Commitment contained in this Agreement shall be deemed to refer to the Tranche B Revolving Loan Commitment then in effect.

      "Tranche B Revolving Loan Commitment Ratios" shall mean the percentages in which the Tranche B Revolving Lenders are severally bound to make Advances to the Borrowers under the Tranche B Revolving Loan

Commitment, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

      "Tranche B Revolving Loan Notes" shall mean those certain promissory notes of even date herewith in the aggregate principal amount of $3,000,000, issued by the Borrowers to each of the Tranche B Revolving Lenders and substantially in the form of Exhibit K-2 attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

      "Tranche B Revolving Loans" shall mean, collectively, the amounts advanced from time to time by the Tranche B Revolving Lenders to the Borrowers under the Tranche B Revolving Loan Commitment, not to exceed the amount of the Tranche B Revolving Loan Commitment, and evidenced by the Tranche A Revolving Loan Notes.

      "Tranche B Term Loan" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers under the Tranche B Term Loan Commitment, not to exceed the amount of the Tranche B Term Loan Commitment, and evidenced by the Tranche B Term Loan Notes.

      "Tranche B Term Loan Commitment" shall mean the several obligations of the Lenders to advance the sum of $25,508,142.44, in accordance with their respective Term Commitment Ratios, to the Borrowers pursuant to the terms hereof.

      "Tranche B Term Loan Notes" shall mean those certain Tranche B Promissory Notes of even date herewith in the aggregate principal amount of $25,508,142.44, in substantially the form of Exhibit T attached hereto, and any amendments, replacements, extensions or renewals thereof.

      "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

      Each definition of an agreement in this Article 1 shall include such instrument or agreement as modified, amended, supplemented or otherwise modified from time to time with, if required, the prior written consent of all of the Lenders, except as provided in Section 10.12 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section
10.12 hereof. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Parent on a consolidated basis with its Subsidiaries.

                                   ARTICLE 2
               THE LOANS, THE LETTERS OF CREDIT AND THE GUARANTY

      Section 2.1 Extension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders have extended and agree, severally in accordance with their respective Tranche A Revolving Commitment Ratios, Tranche B Revolving Commitment Ratios and Term Commitment Ratios, and not jointly, to extend credit to the Borrowers in an aggregate principal amount not to exceed $58,931,694.54.

            (a) The Tranche A Revolving Loans. The Tranche A Revolving Lenders agree, severally in accordance with their respective Tranche A Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers, prior to the Maturity Date, principal amounts which in the aggregate at any one time outstanding do not exceed the Available Tranche A Revolving Loan Commitment. Subject to the terms and conditions hereof and prior to the

      Maturity Date, Advances under the Tranche A Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.

            (b) The Tranche B Revolving Loans. The Tranche B Revolving Lenders agree, severally in accordance with their respective Tranche B Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers, prior to the Maturity Date, principal amounts which in the aggregate at any one time outstanding do not exceed the Available Tranche B Revolving Loan Commitment. Subject to the terms and conditions hereof and prior to the Maturity Date, Advances under the Tranche B Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.

            (c) The Tranche A Term Loan. The Lenders have made, severally in accordance with their respective Term Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, Tranche A Term Loans to the Borrowers in an aggregate principal amount equal to the Tranche A Term Loan Commitment. After the Agreement Date, Loans under the Tranche A Term Loan Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2(b)(ii) and
      Section 2.2(c)(ii) below in order to reborrow Base Rate Advances or Eurodollar Advances for new Eurodollar Advance Periods; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Tranche A Term Loan Commitment at any time after the Agreement Date.

            (d) The Tranche B Term Loan. The Lenders have made, severally in accordance with their respective Term Commitment Ratios relating to the Tranche B Term Loan Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, Tranche B Term Loans to the Borrowers in an aggregate principal amount equal to the Tranche B Term Loan Commitment. After the Agreement Date, Loans under the Tranche B Term Loan Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2(b)(ii) and Section 2.2(c)(ii) below in order to reborrow Base Rate Advances or Eurodollar Advances for new Eurodollar Advance Periods; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Tranche B Term Loan Commitment at any time after the Agreement Date.

            (e) The Letters of Credit. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers pursuant to Section 2.16 hereof in an aggregate outstanding face amount for all Issuing Banks, not to exceed the Letter of Credit Commitment at any time.

      Section 2.2 Manner of Borrowing and Disbursement of Loans.

            (a) Choice of Interest Rate, etc. Any Advance shall, at the option of the Borrowers, be made either as a Base Rate Advance or as a Eurodollar Advance; provided, however, that (i) if the Borrowers fail to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on the Payment Date, and (ii) the Borrowers may not select a Eurodollar Advance
      (A) with respect to an Advance, the proceeds of which are to reimburse an Issuing Bank pursuant to Section 2.16 hereof, or (B) if, at the time of such Advance, a Default or an Event of Default has occurred and is continuing. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Eastern time) in order for such Business Day to count toward the minimum number of Business Days required.

            (b) Base Rate Advances.

                  (i) Initial and Subsequent Advances. A Borrower shall give the
            Administrative Agent, in the case of Base Rate Advances, not later than 11:00 a.m. (Eastern time) on the Business Day of a proposed Advance, irrevocable prior notice by telephone or telecopy and shall confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by a Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given.

                  (ii) Repayments and Conversions. A Borrower may (a) at any
            time repay or prepay a Base Rate Advance, or (b) upon at least three
            (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal thereof to one or more Eurodollar Advances. Upon the date indicated by such Borrower, such Base Rate Advance shall be so repaid or converted, as applicable.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Base Rate Advance shall be in a principal amount of no less than $100,000 and in an integral multiple of $50,000 in excess thereof.

            (c) Eurodollar Advances.

                  (i) Initial and Subsequent Advances. A Borrower shall give the
            Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior notice by telephone or telecopy and shall immediately confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by a Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given.

                  (ii) Repayments, Continuations and Conversions. At least three
            (3) Business Days prior to each Payment Date for a Eurodollar Advance, a Borrower shall give the Administrative Agent written notice in the form of a Notice of Continuation/Conversion specifying whether all or a portion of any Eurodollar Advance outstanding on such Payment Date (a) is to be continued in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period which such Borrower shall have selected for such new Eurodollar Advance, (b) is to be converted in whole or in part to a Base Rate Advance, or (c) is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $500,000 and in an integral multiple of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed one (1) under each of the Tranche A Revolving Loan Commitment, the Tranche B Revolving Loan Commitment, the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment.

            (d) Notification of Lenders. Upon receipt of a (i) Request for Advance or a telephone or telecopy request for Advance, or (ii) notification from an Issuing Bank that a draw has been made under any Letter of Credit, or (iii) notice from a Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender's portion of any such Advance. Each Lender shall, not later than 12:00 noon (Eastern time) on the date specified for such Advance in such notice, make available to the Administrative Agent at the Administrative Agent's office, or at such account as the Administrative Agent shall designate, the amount of such Lender's portion of the Advance in immediately available funds.

            (e) Disbursement. Prior to 1:00 p.m. (Eastern time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders to the Borrowers. Unless the Administrative Agent shall have received notice from a Lender prior to 12:30 p.m. (Eastern time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrowers such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such non-funding Lender's Aggregate Commitment Ratios shall be excluded from the calculation of the required percentages for the definition of Requisite Lenders, and (ii) shall not be entitled to receive any payments of principal, interest or fees from the Administrative Agent (or the other Lenders) in respect of its Loans.

            (f) Deemed Request for Advance. Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of a Revolving Loan made pursuant thereto may be dispersed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance. The Administrative Agent and the Lenders shall have no obligation to any of the Borrowers to honor any deemed Request for Advance, but may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

      Section 2.3 Interest.

            (a) On Loans. Interest on Advances under the Revolving Loans and interest on the Term Loans, subject to Section 2.3(b) and (c) hereof, shall be payable as follows:

                  (i) On Base Rate Advances. Interest on each Base Rate Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of 360 days and shall be payable monthly in arrears on the first day of each month for the prior month. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Base Rate Advance made with respect to the Revolving Loans and the Term Loans at the simple per annum interest rate equal to the sum of
            (i) the Base Rate, plus (ii) the applicable Interest Rate Margin.

                  (ii) On Eurodollar Advances. Interest on each Eurodollar
            Advance shall be computed on the basis of a hypothetical 360-day year for the actual number of days elapsed and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Eurodollar Advance Period for such Advance is greater than one (1) months, on each one (1) month anniversary of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Eurodollar Advance made with respect to the Revolving Loans and the Term Loans at a rate per annum equal to the sum of (i) the Eurodollar Basis applicable to such Eurodollar Advance, and (ii) the applicable Interest Rate Margin.

                  (iii) If No Notice of Selection of Interest Rate. If a
            Borrower fails to give the Administrative Agent timely notice of the selection of a Eurodollar Basis, or if the Administrative Agent is unable to timely determine a Eurodollar Basis for any Advance, the Base Rate shall apply to such Advance. If a Borrower fails to elect to reborrow any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

            (b) Intentionally Omitted.

            (c) Upon Default. Upon the occurrence of an Event of Default, interest on the outstanding Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 10.12 hereof, (ii) agreement by all of the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (i) accelerate the maturity of the Loans, (ii) terminate the Commitments, or (iii) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

            (d) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

      Section 2.4 Fees.

            (a) Fee Letter. The Borrowers, jointly and severally, agree to pay to the Administrative Agent and the Lenders such fees as are set forth in the Fee Letter.

            (b) Unused Line Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent (i) for the account of the Tranche A Revolving Lenders, in accordance with the Tranche A Revolving Lenders' Tranche A Revolving Commitment Ratios, an unused line fee on the amount of the Available Tranche A Revolving Loan Commitment then in effect for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate of one-quarter of one percent (0.25%) per annum and (ii) for the account of the Tranche B Revolving Lenders, in accordance with the Tranche B Revolving Lenders' Tranche B Revolving Commitment Ratios, an unused line fee on the amount of the Available Tranche B Revolving Loan Commitment then in effect for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate of one-quarter of one percent (0.25%) per annum. Such unused line fees shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears for each fiscal quarter on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

            (c) Letter of Credit Fees.

                  (i) The Borrowers shall pay to the Lenders, in accordance with the Tranche A Revolving Lenders' respective Tranche A Revolving Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the expiration date of each Letter of Credit (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to the applicable Interest Rate Margin. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears for each fiscal quarter on the first day of each quarter for the immediately preceding calendar quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

                  (ii) The Borrowers shall also pay to each Issuing Bank (A) a fee on the stated amount of each Letter of Credit issued by such Issuing Bank for each day from the Date of Issue through the expiration date of each such Letter of Credit (or any earlier prepayment in full of the Obligations) at a rate of one-eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the first day of each fiscal quarter for the immediately preceding fiscal quarter, and, if unpaid on the Maturity Date (or any earlier prepayment in full of the Obligations) and (B) any customary fees charged by the Issuing Banks for issuance and administration of such Letters of Credit. The foregoing fees shall be fully earned when due, and non-refundable when paid.

      Section 2.5 Prepayment/Reduction of Commitments.

            (a) The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty, and without notice, and the principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrowers shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9 hereof. Each notice of prepayment shall be irrevocable, and each such prepayment shall include the accrued interest on the amount so prepaid. Upon receipt of any notice of prepayment or, in the case of Base Rate Advances, the receipt of such payment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment. Other than with respect to amounts required to be applied to the Loans pursuant to Section 2.6(c) hereof, prepayments of principal hereunder shall be in minimum amounts of $500,000 and integral multiples of $100,000 in excess thereof. Each such prepayment of Advances outstanding under the Term Loans shall be applied, on a pro rata basis, first, to the amount of principal payments due under Section 2.6(c) hereof, and, second, to the remaining Advances outstanding thereunder. Any prepayment of Advances outstanding under the Revolving Loan Commitments shall not reduce the Revolving Loan Commitments.

            (b) The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least five (5) Business Days' prior written notice to the Administrative Agent, without premium or penalty except as may be set forth herein, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments on a pro rata basis among the Lenders in accordance with the Revolving Commitment Ratios, provided that any such partial reduction shall be made in an amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments on a pro rata basis shall be permanently reduced to the amount stated in the Borrowers' notice for all purposes herein, and the Borrowers shall pay to the Administrative Agent for the account of the Lenders the amount necessary to reduce the principal amount of the Tranche A Revolving Loans and Tranche B Revolving Loans then outstanding to not more than the amount of the Revolving Loan Commitments, as so reduced, together with accrued interest on the amount so prepaid and the unused line fee set forth in
      Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Administrative Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9.

      Section 2.6 Repayment.

            (a) Intentionally Omitted.

            (b) The Revolving Loans. All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full on the Maturity Date

            (c) The Term Loans. The Term Loans shall be repaid as may be required by Section 2.6(d) hereof. Any remaining unpaid principal and interest on the Term Loans shall be due and payable in full on the Maturity Date. Any prepayments of the Term Loans hereunder shall be applied on a pro rata basis to the payment of the outstanding principal balance of the Term Loans.

            (d) Other Mandatory Repayments; Reduction of Commitments.

                  (i) In the event that after the Agreement Date, the Parent or any Borrower or any Subsidiary of any Borrower shall issue any Capital Stock (other than in connection with the last sentence of this Section 2.6(d)(i)), one hundred percent (100%) of the Net Cash Proceeds received by the Parent, such Borrower or such Subsidiary from such issuance shall be paid on the date of receipt thereof by the Parent, such Borrower, or such Subsidiary to the Lenders as a mandatory payment of the Loans. Subject to the provisions of Section 8.2(d) hereof, the payment due hereunder shall be applied, on a pro rata basis, to reduce the outstanding principal balance of the Term Loans, and any surplus shall be applied to repay outstanding Revolving Loans on a pro rata basis. Nothing in this Section shall authorize any Borrower to issue any Capital Stock or incur any Funded Debt except as expressly permitted by this Agreement. The Revolving Loan Commitments shall not be permanently reduced by the amount of any payment of the Revolving Loans due under this Section 2.6(d)(i). Notwithstanding the foregoing, the Parent or any Borrower or any Subsidiary of any Borrower may issue any Capital Stock in connection with any equity contribution or a series of equity contributions, up to an aggregate amount of $10,000,000, less the amount, if any, of subordinated Indebtedness outstanding pursuant to
            Section 7.1(l) hereof occurring after the Agreement Date and prior to Maturity Date, provided, that such Capital Stock does not permit early redemption, acceleration or any payment of any obligations thereunder (other than payment in Capital Stock of such Person) prior to six months after the Maturity Date.

                  (ii) In the event any Borrower or any Subsidiary of any
            Borrower shall sell any of its assets, including Collateral sold pursuant to Section 7.7(b)(iii) hereof (other than (x) sales of Inventory in the ordinary course of business, (y) sales of other assets for a sales price of less than $250,000 in the aggregate during any fiscal year, and (z) sales of obsolete equipment with a sale value not greater than $500,000 in the aggregate for all such assets that may be sold during any year), one hundred percent (100%) (or such lesser amount as permitted by Section 7.7(b)(iv) in the case of an Events Business Disposition) of the Net Cash Proceeds received by such Borrower or such Subsidiary from such sale shall be paid on the date of receipt thereof by such Borrower as a mandatory payment of the Loans. The Net Cash Proceeds shall be applied to the Revolving Loans on a pro rata basis (subject to Section 7.7(b)(iv), if applicable) to the extent that such proceeds result from the sale or loss of any asset which (a) has been replaced by a similar or comparable asset purchased prior to the date of such sale, or (b) is being replaced or will be replaced within one hundred eighty (180) days after the receipt of such Net Cash Proceeds with an asset useful or necessary in the business of the Borrowers; provided, however, that the Borrowers shall (A) notify the Administrative Agent in writing on or before the earlier of (I) the date the replacement asset is purchased or (II) the date of applicable sale of their intention to replace the asset to be sold or sold, as the case may be, and (B) (I) with respect to any replacement asset purchased prior to the sale of the asset to be replaced, notify the Administrative Agent in writing on or before the 180th day following the purchase of the replacement asset that the asset to be replaced has been sold or (II) with respect to any asset sold that is to be replaced, notify the Administrative Agent in writing on or before the 180th day following such asset sale that the replacement asset has been acquired. If (x) the Borrowers do not give the requisite notice of their intention to replace the asset to be sold, (y) the replacement asset has not been acquired within such one hundred eighty (180) day period or (z) any excess Net Cash Proceeds exist after payment on the Revolving Loans as provided above, then in each such event the applicable Net Cash Proceeds shall be applied, first, on a pro rata basis, to the outstanding principal amount of the Term Loans, and the excess, if any, shall be applied to the principal on the Revolving Loans then outstanding on a pro rata basis (subject to Section 7.7(b)(iv), if applicable). In the event that the payment due hereunder exceeds the Loans then outstanding, such amount received by the Administrative Agent shall be applied to any other Obligations, and any surplus shall be returned to the Borrowers. Nothing in this Section shall authorize any Borrower to sell, lease, abandon, transfer, trade or otherwise dispose of any assets except as expressly permitted by this Agreement. The Revolving Loan Commitments shall not be permanently reduced by the amount of any payment of the Revolving Loans due under the second sentence of this Section 2.6(d)(ii), but will be permanently reduced by the amount of any payment of the Revolving Loans due under the third sentence of this
            Section 2.6(d)(ii).

      Section 2.7 Notes; Loan Accounts.

            (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One each of the Tranche A Revolving Loan Notes shall be payable to the order of each Lender in accordance with the respective Tranche A Revolving Commitment Ratio of such Tranche A Revolving Lender. One each of the Tranche B Revolving Loan Notes shall be payable to the order of each Tranche B Revolving Lender in accordance with the respective Tranche B Commitment Ratio of such Tranche B Revolving Lender. One each of the Tranche A Term Loan Notes and Tranche B Term Loan Notes shall be payable to the order of each Lender in accordance with the respective Term Commitment Ratio of such Lender. The Notes shall be issued by the Borrowers to the Lenders and shall be duly executed and delivered by Authorized Signatories.

            (b) The Administrative Agent shall open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon (the "Loan Account"). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrowers pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrowers shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

      Section 2.8 Manner of Payment.

            (a) When Payments Due.

                  (i) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to the Lenders, the Issuing Banks or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 1:00 p.m. (Eastern time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders, the Issuing Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day; provided, however, that payments received after 1:00 p.m. (Eastern time) but before 3:00 p.m. (Eastern time) shall be deemed received on the next Business Day for purposes of calculating interest but shall not give rise to an Event of Default under Section 8.1(b) hereof. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (ii) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

            (b) No Deduction.

                  (i) The Borrowers, jointly and severally, agree to pay
            principal, interest, fees, and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever. If any Borrower shall hereafter be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Note to any Lender, any Issuing Bank or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(b)), such Lender, Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrowers shall make such deductions and (C) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

                  (ii) Each Lender agrees to deliver to the Borrowers and the
            Administrative Agent from time to time, a true and correct certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 2.8(b). The execution and delivery hereof by a Lender shall be deemed to be a certification that such Lender falls within subsection (A) below, and no further certificates need to be delivered by such Lender until the occurrence of one of the events set forth in the preceding sentence. Each certificate required to be delivered pursuant to this Section 2.8(b) shall certify as to one of the following:

                        (1) that such Lender shall continue to receive payments hereunder without deduction or withholding of United States federal income tax;

                        (2) that such Lender cannot continue to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein but does not require additional payments because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers or from a tax credit or exemption; or

                        (3) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Code or applicable tax treaty) after the later of the Agreement Date or the date on which a Lender became a Lender pursuant to
                              Section 10.5 hereof and that it is not capable of recovering the full amount of the same from a source other than the Borrowers or from a tax credit or exemption.

            (c) Inadequate Payments. If on the date on which any amount shall be due and payable by the Borrowers in regard to the Obligations, the amount received by the Administrative Agent from the Borrowers shall not be adequate to pay the amount which shall be so due and payable, then the Administrative Agent shall be authorized, but shall not be obligated, to make a Base Rate Advance under the Revolving Loan Commitments on a pro rata basis, on behalf of the Lenders to the Borrowers by crediting the amount of such Base Rate Advance to the Loan Account thereof pursuant to the provisions of Section 2.7(b) hereof, whereupon the Administrative Agent shall debit the Loan Account hereof in a like amount in payment of the part of the Obligations which shall then be due and payable. No further authorization, direction or approval by the Borrowers shall be required to be given by the Borrowers for the Administrative Agent to take the action described in this Section 2.8(c).

      Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by any Borrower to borrow or continue any Eurodollar Advance, or convert any Advance to a Eurodollar Advance, in each case, after having given notice of its intention to borrow, continue or convert, as applicable, in accordance with
Section 2.2 hereof (whether by reason of the election of any Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment of any Eurodollar Advance in whole or in part the Borrowers, jointly and severally, agree to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses and reasonable out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses actually incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance.

      Section 2.10 Pro Rata Treatment.

            (a) Advances. Each Advance with respect to the Term Loans and the Revolving Loans from the Lenders under this Agreement shall be made pro rata on the basis of their respective Tranche A Revolving Commitment Ratios, Tranche B Revolving Commitment Ratios and Term Commitment Ratios, as applicable.

            (b) Payments. Each payment and prepayment of the principal of the Term Loans and the Revolving Loans and each payment of interest on the Term Loans and the Revolving Loans received from the Borrowers shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts thereof outstanding immediately prior to such payment or prepayment (except in cases when a Lender's right to receive payments is restricted pursuant to Section 2.2(e) hereof). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Term Loans or the Revolving Loans in excess of its ratable share of the Loans under its Aggregate Commitment Ratio (or in violation of any restriction set forth in Section 2.2(e) hereof), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

      Section 2.11 Application of Payments Prior to Acceleration.

            (a) Application of Payments Prior to Acceleration and Prior to Exercise of the Call Option. Prior to the acceleration of the Obligations under Section 8.2 hereof and prior to exercise of the Call Option, and other than with respect to payments required to be made pursuant to
      Section 2.6 hereof (which shall be applied as set forth in Section 2.6 hereof), if some but less than all amounts due from the Borrowers are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority: FIRST, to the payment of interest then due and payable on the Revolving Loans and the Term Loans, on a pro rata basis; SECOND, to the payment of principal then due and payable on the Term Loans, on a pro rata basis; THIRD, to the payment of principal then due and payable on the Revolving Loans, on a pro rata basis; FOURTH, to the payment of any fees then due and payable to the Administrative Agent hereunder or under any other Loan Document; FIFTH, to the payment of any fees then due and payable to the Lenders and the Issuing Banks hereunder or under any other Loan Documents; SIXTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; SEVENTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11 then due and payable hereunder or under the other Loan Documents; and EIGHTH, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Administrative Agent or any Lender in the collection of such amounts under this Agreement or any of the other Loan Documents.

            (b) Application of Payments Prior to Acceleration and After Exercise of the Call Option. Prior to the acceleration of the Obligations under
      Section 8.2 hereof and after exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), and other than with respect to payments required to be made pursuant to Section 2.6 hereof (which shall be applied as set forth in Section 2.6 hereof), if some but less than all amounts due from the Borrowers are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority: FIRST, to the payment of interest then due and payable on the Revolving Loans, on a pro rata basis; SECOND, to the payment of principal then due and payable on the Revolving Loans, on a pro rata basis; THIRD, to the payment of any fees then due and payable to the Administrative Agent hereunder or under any other Loan Document; FOURTH, to the payment of any fees then due and payable to the Lenders and the Issuing Banks hereunder or under any other Loan Documents; FIFTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; SIXTH, to the payment of all other Obligations (other than the Term Loan Obligations) not otherwise referred to in this Section 2.11 then due and payable hereunder or under the other Loan Documents; and SEVENTH, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Administrative Agent or any Lender in the collection of such amounts under this Agreement or any of the other Loan Documents.

      Section 2.12 Use of Proceeds. The proceeds of the Revolving Loans shall be used for the Borrowers' general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

      Section 2.13 All Obligations to Constitute Joint and Several Obligations. All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Administrative Agent's security interest (on behalf of itself, the Issuing Banks and the Lenders) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to the Administrative Agent and the Lenders, to the extent provided in the Security Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Administrative Agent and the Lenders to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Request for Advance, conversion request or other notice given by any Borrower to the Administrative Agent or any Lender shall bind all Borrowers, and that any notice given by the Administrative Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent or any of the Lenders accounts for such Loans or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder.

      Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders any amount in excess of the Loans advanced hereunder directly to such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Section 2.14 hereof.

      Section 2.14 Maximum Borrower Liability.

            (a) It is the intent of the Borrowers, the Administrative Agent, and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                  (i) in a case or proceeding commenced by or against such
            Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against such
            Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against such
            Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Issuing Banks and the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the obligations of any Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

            (b) To the extent set forth in Section 2.14(a), but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Security Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other obligations of such Borrower to the Administrative Agent, the Issuing Banks and the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 2.14(b) is intended solely to preserve the rights hereunder of the Administrative Agent, the Issuing Banks and the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 2.14(b) as against the Administrative Agent, the Issuing Banks and the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

            (c) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent hereunder.

            (d) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to
      (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 2.14(d) shall affect each Borrower's joint and several liability to the Administrative Agent, the Issuing Banks and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Administrative Agent, the Issuing Banks and the Lenders hereunder.

            (e) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to the Administrative Agent, the Issuing Banks and the Lenders on account of the Obligations are paid in full in cash and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Administrative Agent, the Issuing Banks and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

      Section 2.15 Maximum Rate of Interest. The Borrowers and the Administrative Agent, the Issuing Banks and the Lenders hereby agree and stipulate that the only charges imposed upon the Borrowers for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrowers and the Administrative Agent, the Issuing Banks and the Lenders further agree and stipulate that all closing fees, upfront fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent, any Issuing Bank or any Lender to third parties or for damages incurred by the Administrative Agent, any Issuing Bank or any Lender are charges to compensate the Administrative Agent, the Issuing Banks and the Lenders for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Administrative Agent, the Issuing Banks and the Lenders in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Administrative Agent, the Issuing Banks and the Lenders, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under applicable law, then, ipso facto as of the date of this Agreement, the Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      Section 2.16 Letters of Credit.

            (a) Subject to the terms and conditions hereof, the Issuing Banks, on behalf of the Tranche A Revolving Lenders, and in reliance on the agreements of the Tranche A Revolving Lenders set forth in subsection (c) below, hereby agree to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that the Issuing Banks shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, and shall not issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Tranche A Revolving Loan Commitment would be less than zero; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed the Letter of Credit Commitment. Each Letter of Credit shall (1) be denominated in U.S. dollars, and (2) expire no later than the earlier to occur of (A) the Maturity Date, and (B) 365 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Georgia. The Issuing Banks shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank to exceed any limits imposed by, any Applicable Law.

            (b) The Borrowers may from time to time request that an Issuing Bank issue a Letter of Credit. The Borrowers shall execute and deliver to the Administrative Agent and applicable Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by such Issuing Bank, not later than 12:00 noon (Eastern time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or, such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrowers and the Administrative Agent following the issuance thereof. The Borrowers shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

            (c) Immediately upon the issuance by an Issuing Bank of a Letter of Credit, and in accordance with the terms and conditions of this Agreement, such Issuing Bank shall be deemed to have sold and transferred to each Tranche A Revolving Lender, and each Tranche A Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Tranche A Revolving Lender's Tranche A Revolving Commitment Ratio, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrowers and each Tranche A Revolving Lender, by telephone or telecopy, of the amount of the draw and, in the case of each Tranche A Revolving Lender, such Tranche A Revolving Lender's portion of such draw amount as calculated in accordance with its Tranche A Revolving Commitment Ratio.

            (d) The Borrowers hereby agree to immediately reimburse an Issuing Bank for amounts paid by such Issuing Bank in respect of draws under a Letter of Credit. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Tranche A Revolving Lenders, and the Tranche A Revolving Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance under the Tranche A Revolving Loan Commitment on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Tranche A Revolving Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its Tranche A Revolving Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default then exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Tranche A Revolving Lender to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.16 shall be absolute and unconditional and no Tranche A Revolving Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence of the Issuing Bank in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Tranche A Revolving Lenders. Any overdue amounts payable by the Tranche A Revolving Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate.

            (e) The Borrowers agree that each Advance by the Tranche A Revolving Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be a Base Rate Advance under the Tranche A Revolving Loan Commitment and shall be payable and bear interest in accordance with all other Base Rate Advances of Tranche A Revolving Loans.

            (f) Borrower agrees that any action taken or omitted to be taken by an Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrowers to reimburse an Issuing Bank for a drawing under any Letter of Credit or the Tranche A Revolving Lenders for Advances made by them to Issuing Banks on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever (unless payment of such drawing constituted gross negligence or willful misconduct on the part of the Issuing Bank, as determined by a final non-appealable order of a court of competent jurisdiction), including, without limitation, the following circumstances:

                  (i) Any lack of validity or enforceability of any Loan
            Document;

                  (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

                  (iii) Any improper use which may be made of any Letter of
            Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

                  (iv) The existence of any claim, set-off, defense or any right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

                  (v) Any statement or any other documents presented under any
            Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

                  (vii) Any breach of any agreement between the Borrowers and any beneficiary or transferee of any Letter of Credit;

                  (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

                  (ix) Any errors, omissions, interruptions or delays in
            transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

                  (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank;

                  (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank;

                  (xii) Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, and

                  (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            (g) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank as a result of any request or directive of any Governmental Authority, central bank or comparable agency (whether or not having the force of law) after the Agreement Date shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any of the foregoing in the determination of the Issuing Bank is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, then, on the earlier of the Maturity Date or a date not more than five (5) days after demand by the Issuing Bank, the Borrowers agree to pay to the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amount or amounts as the Issuing Bank determines will compensate it for such increased costs, from the date such change or action is effective; provided that the Borrowers shall not be required to compensate the Issuing Bank pursuant to this Section 2.16(g) for any increased costs incurred more than 90 days prior to the date that the Issuing Bank notifies the Borrowers of the change in law giving rise to such increased costs and of the Issuing Bank's intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to such increased cost incurred by the Issuing Bank as a result of any event referred to in this paragraph submitted by the Issuing Bank to the Borrowers shall be conclusive, absent manifest error, as to the amount thereof.

            (h) The Borrowers will indemnify and hold harmless the Administrative Agent, each Issuing Bank and each other Lender and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against the Administrative Agent, such Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to the Administrative Agent, any Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender, as the case may be, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.16(h) shall survive termination of this Agreement.

                  (i) Each Tranche A Revolving Lender shall be responsible (to the extent the Issuing Bank is not reimbursed by the Borrower) for its pro rata share (based on such Tranche A Revolving Lender's Tranche A Revolving Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within fifteen (15) days of demand for payment by the Issuing Bank, each Tranche A Revolving Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Tranche A Revolving Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank's notice to the Tranche A Revolving Lenders of the Borrower's failure to pay; provided, however, that if the Borrowers shall thereafter pay such expenses, the Issuing Bank will repay to each Tranche A Revolving Lender the amounts received from such Tranche A Revolving Lender hereunder.

      Section 2.17 The Guaranty.

            (a) Guaranty. The Parent hereby unconditionally guarantees to the Administrative Agent, the Issuing Banks and the Lenders and their respective permitted successors and assigns and the subsequent holders of the Obligations (including, without limitation, any interest on the Loans accruing after the filing of any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Parent, any Borrower or any of the Borrowers' Subsidiaries, under any bankruptcy or insolvency law or laws, federal or state relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and in any out-of-court composition, assignment for the benefit of creditors, readjustment of Indebtedness, reorganization, extension or other debt arrangement of any kind (collectively, an "Insolvency Proceeding")), whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), irrespective of the validity and enforceability of this Agreement, the Notes or the other Loan Documents or the Obligations of the Borrowers or any of the other Guarantors hereunder or thereunder, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans, the Notes and all other Obligations of the Borrowers and the other Guarantors to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement, the Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The foregoing guaranty is a guaranty of payment and not of collection. Failing payment when due of any amount so Guaranteed for whatever reason, the Parent will be obligated to pay the same immediately.

            (b) Waivers and Releases. The Parent hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon collateral or other indulgence from time to time granted by any of the Administrative Agent, the Issuing Banks or any of the Lenders in respect of this Agreement, the Notes or any other Loan Document. Until the Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Administrative Agent, the Issuing Banks and the Lenders, the Parent hereby releases the Borrowers from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in 11 U.S.C.Section 101(4)), whether arising under Applicable Law or otherwise, to which the Parent is or would be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by the Administrative Agent, the Issuing Banks or any of the Lenders of their rights with respect to any Collateral, including any such claims to which the Parent may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent that the Borrowers may not be released by the Parent under this Section 2.17, the Parent agrees that, until the Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Administrative Agent, the Issuing Banks and the Lenders, it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Obligations Guaranteed hereby. With respect to this Agreement and the Notes, the Parent hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. The Parent further agrees that, as between the Parent, on the one hand, and the Administrative Agent, the Issuing Banks and the Lenders, on the other hand, (i) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Section 8.2 hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Section 8.2 hereof, such Obligations (whether or not otherwise due and payable) shall forthwith become due and payable by the Parent for purposes of this guarantee. The Obligations of the Parent under this Section 2.17 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers is rescinded or must otherwise be restored by any holder of any of the Obligations Guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees that it will indemnify the Administrative Agent, the Issuing Banks and the Lenders on demand for their out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, the Issuing Banks and the Lenders in connection with such rescission or restoration.

            (c) Miscellaneous.

                  (i) Upon the bankruptcy or winding up or other distribution of assets of the Borrowers or any Subsidiary of the Borrowers or of any surety or guarantor for any of Obligations of the Borrowers to the Administrative Agent, the Issuing Banks and the Lenders, or any of them, the rights of the Administrative Agent, the Issuing Banks and the Lenders against the Parent shall not be affected or impaired by the omission of any of the Administrative Agent, any Issuing Bank or any Lender to prove its claim, or to prove its full claim, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability of the Parent to any of the Administrative Agent, any Issuing Bank or any Lender.

                  (ii) The Parent absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Section 2.17 or the obligations of the Parent hereunder or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Section 2.17 or the obligations of any other guarantor with respect to the Obligations in any action or proceeding brought by the Administrative Agent, any Issuing Bank or any Lender to collect the Obligations or any portion thereof, or to enforce the obligations of the Parent under this
            Section 2.17.

                  (iii) The Administrative Agent, the Issuing Banks and the
            Lenders, or any of them, may from time to time, without exonerating or releasing the Parent in any way under this Guaranty, (i) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor or surety of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Administrative Agent or (ii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion or (iii) act or fail to act in any manner referred to in this Section 2.17 without regard to whether such action or inaction may deprive the Parent of its right to subrogation against the Borrowers to recover full indemnity for any payments made pursuant to this Section 2.17. Without limiting the generality of this Section 2.17, it is understood that the Administrative Agent, the Issuing Banks and the Lenders may, without exonerating or releasing the Parent, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as such Person may deem expedient, all without notice to the Parent.

                  (iv) If a claim is ever made upon the Administrative Agent, the Issuing Banks and the Lenders for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrowers, then in such event the Parent shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

                  (v) The Parent expressly represents and acknowledges that any financial accommodations by the Administrative Agent, the Issuing Banks and the Lenders, or any of them, to the Borrowers, including without limitation the extension of the Loans and the issuance of the Letters of Credit are and will be of direct interest, benefit and advantage to the Parent.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

      Section 3.1 Conditions Precedent to Closing. The obligations of the Lenders to undertake the Commitments and continue to fund any outstanding "Loans" or existing "Letters of Credit" (each as defined under the Amended Credit Agreement) under the Amended Credit Agreement, and to make Advances of any Revolving Loans hereunder and the obligation of the Issuing Banks to issue any Letters of Credit hereunder, are subject to the prior fulfillment of each of the following conditions:

            (a) The Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

                  (i) This duly executed Agreement;

                  (ii) A duly executed Tranche A Term Loan Note to the order of each Lender in the amount of such Lender's pro rata share of the Tranche A Term Loan Commitment, and a duly executed Tranche B Term Loan Note to the order of each Lender in the amount of such Lender's pro rata share of the Tranche B Term Loan Commitment;

                  (iii) A duly executed Tranche A Revolving Loan Note to the order of each Tranche A Revolving Lender in the amount of such Tranche A Revolving Lender's pro rata share of the Tranche A Revolving Loan Commitment, and a duly executed Tranche B Revolving Loan Note to the order of each Tranche B Revolving Lender in the amount of such Tranche B Revolving Lender's pro rata share of the Tranche B Revolving Loan Commitment;

                  (iv) The Security Agreement duly executed by each of the
            Borrowers;

                  (v) The Trademark Security Agreement duly executed by each of the Borrowers and each of the Subsidiaries of the Borrowers which own trademarks;

                  (vi) The Pledge Agreements duly executed by the pledgors party thereto, together with original stock certificates, warrants, limited liability company interest certificates or limited partnership interest certificates and appropriate transfer powers executed in blank with respect to all collateral pledged thereunder;

                  (vii) The Subsidiary Security Agreement duly executed by all direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries);

                  (viii) The Subsidiary Guaranty duly executed by all direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries);

                  (ix) The Robinson Guaranty duly executed by Robinson;

                  (x) The legal opinions of Alston & Bird LLP, counsel to the
            Guarantors, Bull Run, Capital and Datasouth, with respect to this Agreement in form and substance satisfactory to the Administrative Agent and including an opinion as to Section 3.1(d) hereof, and the legal opinions of Dinsmore & Shohl LLP, counsel to Host, with respect to this Agreement in form and substance satisfactory to the Administrative Agent;

                  (xi) A loan certificate as to each Borrower signed by an
            Authorized Signatory of such Borrower in substantially the form of Exhibit U attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of such Borrower, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate or Articles of Incorporation, certified to be true, complete and correct by the Secretary of State for the jurisdiction of such Borrower's incorporation, (B) a true, complete and correct copy of the By-Laws of such Borrower, (C) a true, complete and correct copy of the resolutions of such Borrower authorizing the borrowing hereunder and the execution, delivery and performance by such Borrower of the Loan Documents, (D) certificates of good standing from each jurisdiction in which such Borrower is qualified to do business, (E) true, correct and complete copies of any employment agreements of such Borrower, and (F) true, correct and complete copies of any shareholder or voting trust agreements with respect to such Borrower;

                  (xii) A loan certificate as to each direct or indirect
            Subsidiary of any Borrower (other than foreign Subsidiaries) signed by an Authorized Signatory of such Subsidiary in substantially the form of Exhibit V attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of such Subsidiary, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate or Articles of Incorporation or other organizational document certified to be true, complete and correct by the Secretary of State for the jurisdiction of such Subsidiary's organization, (B) a true, complete and correct copy of the By-Laws, Partnership Agreement or Limited Liability Company Agreement of such Subsidiary,
            (C) a true, complete and correct copy of the resolutions of such Subsidiary authorizing the execution, delivery and performance by such Subsidiary of the Loan Documents to which it is a party, (D) certificates of good standing from each jurisdiction in which such Subsidiary is qualified to do business, and (E) true, correct and complete copies of any shareholder or voting trust agreements with respect to such Subsidiary; and

                  (xiii) A loan certificate of the Parent signed by an
            Authorized Signatory of the Parent in substantially the form of Exhibit W attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of the Parent, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Amended Articles of Incorporation of the Parent certified to be true, complete and correct by the Secretary of State of Georgia, (B) a true, complete and correct copy of the By-Laws of the Parent, (C) a true, complete and correct copy of the resolutions of the Parent authorizing the execution, delivery and performance by the Parent of the Loan Documents, and (D) certificates of good standing from each jurisdiction in which the Parent is qualified to do business;

                  (xiv) A Solvency Certificate of the Borrowers on a
            consolidated basis with each of their Subsidiaries executed by the Chief Financial Officer of the Parent and Host, regarding the solvency and financial condition of the Borrowers and their Subsidiaries, the accuracy of all internally prepared financial statements and business plans, and the financial projections and underlying assumptions contained in such solvency analyses, in form and substance satisfactory to the Administrative Agent, together with copies of financial projections through August 31, 2005;

                  (xv) Copies of certificates of insurance and the related
            insurance policies with respect to the Borrowers and meeting the requirements of Section 5.5 hereof;

                  (xvi) Since August 31, 2003, (i) no change in the business, assets, management, operations, financial condition, projections, or prospects of the Borrowers or any of their Subsidiaries or Affiliates, or in the Collateral, shall have occurred, which change, in the judgment of the Administrative Agent and the Lenders, may have a Materially Adverse Effect, (ii) there shall have been no material increase in the liabilities (absolute or contingent) of the Borrowers or any of their Subsidiaries or Affiliates, whether or not disclosed or required to be reserved against on any pro forma balance sheet, and (iii) there shall have been no material decrease in the assets of the Borrowers or their Subsidiaries or Affiliates, nor shall any of the Borrowers have made any distributions (other than to any other Borrower), either by dividends or otherwise, other than in the ordinary course of business;

                  (xvii) Payment of all fees and expenses payable to the
            Administrative Agent, the affiliates of the Administrative Agent, the Issuing Banks and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Administrative Agent, any appraisal and audit related fees and expenses; and

                  (xviii) Copies of the draft annual audited financial
            statements of the Parent and its Subsidiaries for the fiscal year ended August 31, 2004.

            (b) The Administrative Agent and the Lenders shall be satisfied that the Loans and the use of proceeds thereof, comply in all respects with Regulations T, U and X of the Board.

            (c) The Administrative Agent and the Lenders shall have received evidence satisfactory to each of them that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and that no Default or Event of Default exists, after giving effect to the initial Advance, hereunder, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

            (d) The Administrative Agent shall have received satisfactory evidence that, after the Advances contemplated to be made on the Agreement Date, the Borrowers and the Lenders shall be in full compliance with Regulations T, U and X of the Board, including evidence that the sum of the aggregate principal amount of the outstanding Loans plus the Letter of Credit Obligations will not exceed an amount equal to the sum of (a) 100% of the current fair market value of all Collateral (other than Collateral constituting Margin Stock) plus (b) 50% of the current market value of all Collateral constituting Margin Stock.

      Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make any Advance hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

            (a) All of the representations and warranties of the Borrowers under this Agreement, which, pursuant to Section 4.3 hereof, are made at and as of the time of such Advance, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of the Advance, and the Administrative Agent shall have received a certificate (which may be a Request for Advance) to that effect signed by an Authorized Signatory of the Borrowers and dated the date of such Advance;

            (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of the Borrowers delivered pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

            (c) There shall not exist on the date of such Advance and after giving effect thereto, a Default or an Event of Default hereunder; and

            (d) In the case of any Revolving Loan Advance, receipt by the Administrative Agent of satisfactory evidence that, after borrowing any such Revolving Loan Advance, the Borrowers and the Lenders shall be in full compliance with Regulations T, U and X of the Board, including evidence that the sum of the aggregate principal amount of the outstanding Loans plus the Letter of Credit Obligations will not exceed an amount equal to the sum of (a) 100% of the current fair market value of all Collateral (other than Collateral constituting Margin Stock) plus (b) 50% of the current market value of all Collateral constituting Margin Stock.

      The Borrowers hereby agree that the delivery of any Request for Advance hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of the making of the Advance and after giving effect thereto, a Default or an Event of Default hereunder.

      Section 3.3 Conditions Precedent to Each Letter of Credit. The obligation of the Issuing Banks to issue any Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

            (a) All of the representations and warranties of the Borrowers under this Agreement, which, pursuant to Section 4.3 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time, both before and after giving effect to the issuance of the Letter of Credit, and the Administrative Agent shall have received a certificate (which may be a Request for Issuance of Letter of Credit) to that effect signed by an Authorized Signatory of the Borrowers and dated the date of the issuance of such Letter of Credit;

            (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of the Borrowers delivered pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

            (c) There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, a Default or an Event of Default; and

            (d) Receipt by the Administrative Agent of satisfactory evidence that, after issuing such Letter of Credit, the Borrowers and the Lenders shall be in full compliance with Regulations T, U and X of the Board, including evidence that the sum of the aggregate principal amount of the outstanding Loans plus the Letter of Credit Obligations will not exceed an amount equal to the sum of (a) 100% of the current fair market value of all Collateral (other than Collateral constituting Margin Stock) plus (b) 50% of the current market value of all Collateral constituting Margin Stock.

      The Borrowers hereby agree that the delivery of any Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of issuance of the Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      Section 4.1 General Representations and Warranties. In order to induce the Administrative Agent, the Lenders and the Issuing Banks to enter into this Agreement and to extend the Loans to the Borrowers, each of the Borrowers hereby represents and warrants that:

            (a) Organization; Power; Qualification. Each of the Borrowers and each of their respective Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing, and in good standing under the laws of its state of organization, has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, limited liability company or limited partnership, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where failure to be so qualified or authorized would not result in a Materially Adverse Effect.

            (b) Authorization; Enforceability. Each of the Borrowers and each of their respective Subsidiaries has the power and has taken all necessary corporate, limited liability company or partnership action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Loan Documents to which any Borrower or any of their Subsidiaries is a party has been duly executed and delivered by such Borrower or such Subsidiary, and is, and each of the other Loan Documents to which any Borrower or any of their Subsidiaries is a party is, a legal, valid and binding obligation of such Borrower or such Subsidiary, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights generally.

            (c) Partnerships; Joint Ventures; Subsidiaries. None of the Borrowers nor any of their respective Subsidiaries is a partner or joint venturer in any partnership or joint venture other than (i) the Subsidiaries listed on Schedule 4.1(c) and (ii) the partnerships and joint ventures listed on Schedule 4.1(c). Schedule 4.1(c) sets forth, for each partnership or joint venture that is not a Subsidiary of a Borrower, a complete and accurate statement of (A) the percentage ownership of each such partnership or joint venture by each Borrower or any Subsidiary of any Borrower, (B) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, and (C) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the date of this Agreement. Except as set forth on Schedule 4.1(c), none of the Borrowers nor any of their Subsidiaries has any Subsidiaries.

            (d) Capital Stock and Related Matters. The authorized Capital Stock of the Parent owned by Robinson and the Robinson Affiliates as of the Agreement Date is set forth on Schedule 4.1(d) attached hereto. The authorized Capital Stock of each Borrower is as set forth on Schedule 4.1(d) attached hereto, and all of the shares of such Capital Stock were issued and outstanding as of the Agreement Date and are fully paid and non-assessable. As of the Agreement Date, the Capital Stock of each Borrower is owned by the parties listed on Schedule 4.1(d) in the amounts set forth on such schedule. None of the Borrowers has outstanding any stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock. None of the Borrowers is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or to register any shares of its Capital Stock, and there are no agreements restricting the transfer of any shares of any Borrower's Capital Stock.

            (e) Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms thereof and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any material provisions of Applicable Law,
      (ii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of any Borrower or any Subsidiary of any Borrower or under any indenture, material agreement, or other material instrument to which any Borrower or any Subsidiary of any Borrower is a party or by which any Borrower or any Subsidiary of any Borrower or any of their respective properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Subsidiary of any Borrower except Permitted Liens.

            (f) Necessary Authorizations. Each Borrower and each Subsidiary of a Borrower has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations is the subject of any pending or, to the best of any Borrower's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. None of the Borrowers nor any Subsidiary of any Borrower is required to obtain any additional Necessary

      Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, and the borrowing hereunder.

            (g) Title to Properties. Each Borrower and each Subsidiary of a Borrower has marketable, and legal title to, or a valid leasehold interest in, all of its properties and assets, and none of such properties or assets is subject to any Liens (other than Permitted Liens). The Liens in favor of Bankers Leasing Association, Inc. and evidenced by any Bankers Leasing Financing Statement do not secure any obligations owed by any Borrower in an amount in excess of $150,000 in the aggregate.

            (h) Material Contracts; Labor Matters. Schedule 4.1(h) contains a complete list, as of the Agreement Date, of each contract or agreement to which any Borrower or any Subsidiary of any Borrower is a party which, if expired, terminated or canceled, would have a Materially Adverse Effect and, upon the request of the Administrative Agent or any Lender, the Borrowers will provide the Administrative Agent or such Lender, as applicable, with a copy of any such contract or agreement. Except as disclosed on Schedule 4.1(h): (i) no material labor contract to which any Borrower or any Subsidiary of any Borrower is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (ii) none of the Borrowers nor any of their respective Subsidiaries has, within the two
      (2) year period immediately preceding the Agreement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and none of the Borrowers has any reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; and (iii) on the Agreement Date (A) none of the Borrowers nor any of their respective Subsidiaries is a party to any labor dispute (other than any immaterial disputes with such Borrower's or such Subsidiary's employees as individuals and not affecting such Borrower's or such Subsidiary's relations with any labor group or its workforce as a whole) and (B) there are no pending or, to any Borrower's knowledge, threatened strikes or walkouts relating to any material labor contracts to which any Borrower or any Subsidiary of any Borrower is a party or is otherwise subject. None of the employees of any Borrower or any Subsidiary of any Borrower is a party to any collective bargaining agreement with any Borrower or any Subsidiary of any Borrower.

            (i) Taxes. Except as set forth on Schedule 4.1(i) attached hereto, all federal, state, and other tax returns of each of the Borrowers and each of their respective Subsidiaries required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon each of the Borrowers and each of their respective Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any payment of any of the foregoing which any Borrower or any Subsidiary of any Borrower, as applicable, are currently contesting in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or such Subsidiary, as the case may be. The charges, accruals, and reserves on the books of each of the Borrowers and each of their respective Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrowers, adequate. None of the Borrowers nor any of their respective Subsidiaries are being audited, or have knowledge of any pending audit, by the Internal Revenue Service or any other taxing authority.

            (j) Financial Statements. The Borrowers have furnished, or caused to be furnished, to the Administrative Agent and the Lenders financial statements for the Parent on a consolidated basis which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Parent on a consolidated basis as at August 31, 2003, May 31, 2004 and July 31, 2004, and the results of operations for the periods then ended. Except as disclosed in such financial statements, none of the Borrowers nor any of their respective Subsidiaries has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of any Borrower or any Subsidiary of any Borrower which have not heretofore been disclosed in writing to the Administrative Agent and the Lenders. As of the Agreement Date, each of the Borrowers has a fiscal year ending on August 31.

            (k) No Adverse Change. Since August 31, 2003, except as previously disclosed to the Lenders under the Amended Credit Agreement, there has occurred no event which could reasonably be expected to have a Materially Adverse Effect.

            (l) Investments and Guaranties. As of the Agreement Date, none of the Borrowers owns the Capital Stock, partnership interests or other securities of or equity interests in, or have outstanding loans or advances to, or guaranties of the obligations of, any Person, except as disclosed on Schedule 4.1(c) or Schedule 4.1(l).

            (m) Liabilities, Litigation. Except for liabilities incurred in the normal course of business, none of the Borrowers nor any of their respective Subsidiaries has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 4.1(j) above or with respect to the Obligations. As of the Agreement Date, except as described on Schedule 4.1(m) and Schedule 4.1(x) attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other similar action of any nature pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any Subsidiary of any Borrower or any of their respective properties which could reasonably be expected to result in any judgment against or liability of such Borrower or such Subsidiary in excess of $100,000, or the loss of any certification or license material to the operation of any Borrower's business. None of such litigation disclosed on Schedule 4.1(m) and
      Schedule 4.1(x), individually or collectively, could reasonably be expected to have a Materially Adverse Effect. None of the Borrowers knows of any unusual or unduly burdensome restriction, restraint, or hazard relative to the business or properties of any Borrower or any Subsidiary of any Borrower that is not customary for or generally applicable to similarly situated businesses in the same industry as such Borrower or such Subsidiary.

            (n) ERISA. Each Borrower and each ERISA Affiliate and each of their respective Plans are in substantial compliance with ERISA and the Code and none of the Borrowers nor any of their ERISA Affiliates incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrowers and each of their ERISA Affiliates have complied with all material requirements of ERISA Sections 601 through 608 and Code Section 4980B. None of the Borrowers nor, to the best of the Borrowers' knowledge, any of their ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. None of the Borrowers nor any of their respective Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Borrower or any ERISA Affiliate of any Borrower, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to any material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or
      Section 4975 of the Code. None of the Borrowers nor any of their ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

            (o) Intellectual Property; Licenses; Certifications. Except as set forth on Schedule 4.1(o), none of the Borrowers nor any of their respective Subsidiaries owns any material registered patents, trademarks, service marks or copyrights, and has no pending registration applications with respect to any of the foregoing. No other material patents, trademarks, service marks or copyrights are necessary for the operation of the business of any Borrower or its Subsidiaries. The Borrowers have all material licenses or certifications necessary for the operation of any Borrower's business.

            (p) Compliance with Law; Absence of Default. Each of the Borrowers and each of their respective Subsidiaries is in material compliance with all Applicable Laws and with all of the provisions of its certificate of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default of (ii) or a default by any Borrower under any indenture, material agreement, or other material instrument, or any judgment, decree, or order to which any Borrower or any Subsidiary of any Borrower is a party or by which any Borrower or any Subsidiary of any Borrower or any of their respective properties may be bound. Each of the Borrowers and each of their respective Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations.

            (q) Casualties; Taking of Properties. Since August 31, 2003, neither the business nor the properties of any Borrower or any Subsidiary of any Borrower has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

            (r) Accuracy and Completeness of Information. All information, reports, and other papers and data relating to any Borrower or any Subsidiary of any Borrower furnished to the Administrative Agent and the Lenders were, at the time the same were so furnished, (i) to the extent prepared by third parties, to the best of each Borrower's knowledge, and
      (ii) to the extent prepared by any Borrower, complete and correct in all material respects in light of all such information, reports and other papers and data taken as a whole at such time. No fact is currently known to any Borrower which has, or could reasonably be expected to have, a Materially Adverse Effect. With respect to projections, estimates and forecasts given to the Administrative Agent and the Lenders, such projections, estimates and forecasts are based on the Borrowers' good faith assessment of the future of the business at the time made. The Borrowers had a reasonable basis for such assessments at the time made.

            (s) Compliance with Regulations T, U, and X. None of the Borrowers nor any bank acting on any Borrower's behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U, or X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrowers will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board and (ii) other documents evidencing its compliance with the margin regulations. None of the execution, delivery or performance by the Borrowers of the transactions contemplated hereunder will violate, or be inconsistent with, the provisions of Regulation T, U, or X of the Board.

            (t) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents: (i) the property of each Borrower and its Subsidiaries, taken as a whole, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of each Borrower and its Subsidiaries, taken as a whole, will not be unreasonably small to conduct its business; and (iii) the Borrowers and their Subsidiaries, taken as a whole, will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or
      (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

            (u) Insurance. Each Borrower and each of its Subsidiaries has insurance meeting the requirements of Section 5.5 hereof, and such insurance policies are in full force and effect.

            (v) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by any Borrower for any other services rendered to any Borrower ancillary to the transactions contemplated herein.

            (w) Real Property. All real property owned or leased by any Borrower or any Subsidiary of any Borrower, and, with respect to any leased property of a material nature, the name of the lessor of such real property, is set forth in Schedule 4.1(w). True, correct and complete copies of each of the material leases of the Borrowers or their respective Subsidiaries have been delivered to the Administrative Agent, and each such lease is valid, enforceable and in full force and effect, and has not been modified or amended, except as otherwise set forth in
      Schedule 4.1(w). Each Borrower or Subsidiary of a Borrower, as applicable, is the sole holder of the lessee's interests under each lease to which it is a party. None of the Borrowers nor any of their respective Subsidiaries has made any pledge or assignment of any of it rights under any such leases except as set forth in Schedule 4.1(w) and there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of any party under such leases. As of the Agreement Date, none of the Borrowers nor any of their respective Subsidiaries owns, leases or uses any real property other than as set forth in Schedule 4.1(w). Each Borrower and each of such Borrower's Subsidiaries owns good and marketable fee simple title to all of its owned real property, and none of its real property is subject to any Liens (other than Permitted Liens). None of the Borrowers nor any of their respective Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property leased by it.

            (x) Environmental Matters. Except as is described in Schedule 4.1(x) attached hereto:

                  (i) The Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to any material liability under Environmental Laws.

                  (ii) Each Borrower and each Subsidiary of a Borrower is in compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of any of the Property or impair the financial condition of the Borrowers and their Subsidiaries on a consolidated basis.

                  (iii) None of the Borrowers nor any of their respective
            Subsidiaries has received from any Governmental Authority any complaint, or notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Property, nor is any Borrower aware that any such notice is pending.

                  (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property in violation of any Environmental Laws or in a manner that could give rise to any material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Property to any other location in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws.

                  (v) None of the Borrowers nor any of their respective
            Subsidiaries is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Property.

                  (vi) There has been no release or threat of release of
            Hazardous Materials into the environment at or from any of the Property, or arising from or relating to the operations of the Borrowers, in material violation of Environmental Laws or in amounts that could give rise to any material liability under Environmental Laws.

            (y) OSHA. All of the operations of the Borrowers and their respective Subsidiaries are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

            (z) Name of Borrowers. Except as set forth in Schedule 4.1(z), none of the Borrowers nor any of their respective Subsidiaries has changed its name within the preceding five (5) years from the

      Agreement Date, nor has any Borrower or any Subsidiary of a Borrower transacted business under any other name or trade name.

            (aa) Investment Company Act. None of the Borrowers nor any of their respective Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by any Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

            (bb) Holding Company Status. The Parent does not own or lease, directly or indirectly, any real, personal, intangible or tangible property of any nature, other than such Capital Stock of Bull Run, and the Parent does not conduct, transact or otherwise engage in any business or operations other than those incidental to the ownership of such Capital Stock of Bull Run. Datasouth does not own any material assets other than the AMT Note.

      Section 4.2 [Reserved].

      Section 4.3 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Advance or issuance of a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders, the Issuing Banks and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent or the making of any Advance or issuance of a Letter of Credit under this Agreement.

                                    ARTICLE 5
                                GENERAL COVENANTS

      So long as any of the Obligations are outstanding and unpaid or the Borrowers shall have the right to borrow, or to have a Letter of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless all of the Lenders shall otherwise consent in writing:

      Section 5.1 Preservation of Existence and Similar Matters. Each Borrower will, and will cause each of its Subsidiaries to, (i) except as provided in
Section 7.7 hereof, preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation, including, without limitation, all Necessary Authorizations material to its business, and
(ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of their respective business requires such qualification or authorization.

      Section 5.2 Compliance with Applicable Law. Each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with the requirements of all Applicable Laws.

      Section 5.3 Maintenance of Properties. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

      Section 5.4 Accounting Methods and Financial Records. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

      Section 5.5 Insurance. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance including, but not limited to, public liability, product liability, business interruption, and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as such Borrower from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent. In addition to the foregoing, each Borrower further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability, and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as such Borrower, from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent to insure its interest and the interest of the Lenders in such Collateral. All such property insurance policies shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. Each Borrower shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender's loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Borrower or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, the Administrative Agent may, at the Borrowers' expense, procure the same, but shall not be required to do so. Each Borrower agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

      Section 5.6 Payment of Taxes and Claims. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon it or upon its incomes or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property, except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien, and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower shall timely file and shall cause each of its Subsidiaries timely to file, all information returns required by federal, state, or local tax authorities.

      Section 5.7 Visits and Inspections. Each Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent, the Issuing Banks and the Lenders, upon at least 24 hours notice to the Borrowers, or, upon the occurrence of a Default, without notice, to (a) visit and inspect the properties of such Borrower and each of such Borrower's Subsidiaries, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with its principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrowers. In addition to the foregoing, the Lenders and their respective officers, employees and agents shall have the right, from time to time in their sole discretion and at the sole expense of the Borrowers, to conduct field audits with respect to the Collateral.

      Section 5.8 Conduct of Business. Each Borrower shall continue, and shall cause each of its Subsidiaries to continue, to engage in business of the same general type as now respectively conducted by it.

      Section 5.9 ERISA. Each Borrower shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of it and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which such Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Administrative

Agent, promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be requested by the Administrative Agent.

      Section 5.10 Lien Perfection. Each Borrower agrees to take any action as may be required to perfect or continue the perfection of the Administrative Agent's (on its behalf and on behalf of the Issuing Banks and the Lenders) security interest in the Collateral. Each Borrower hereby authorizes the Administrative Agent to execute and file any such financing statement on such Borrower's or such Subsidiary's behalf to the extent permitted by Applicable Law.

      Section 5.11 Location of Collateral; Consignment of Inventory. All tangible Collateral, other than "Inventory" (as defined under the Amended Credit Agreement) in-transit and "Inventory" (as defined under the Amended Credit Agreement) sold in the ordinary course of business, has, at all times, been kept by the Borrowers at one or more of the business locations of the Borrowers set forth in Schedule 5.11. The Administrative Agent's (on behalf of itself and on behalf of the Issuing Banks and the Lenders) security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon; neither the Borrowers' nor the Administrative Agent's right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way restricted; the owner of such premises, and any bailee, warehouseman or similar party that will be in possession of such Inventory, shall have executed and delivered to the Administrative Agent an agreement, in form and substance reasonably acceptable to the Administrative Agent, waiving any landlord's, bailee's, warehouseman's or other Lien in respect of the Inventory for unpaid rent or storage charges; and all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Administrative Agent.

      Section 5.12 Protection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Borrower to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Borrowers. If any Borrower fails to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Base Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrowers agree to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including attorneys' fees, legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrowers to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the Borrowers to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of any Borrower in or coming into the hands or inuring to the benefit of the Lenders. Neither the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Administrative Agent's or the Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers' sole risk.

      Section 5.13 Assignments and Records of Accounts. If so requested by the Administrative Agent following an Event of Default, each Borrower shall execute and deliver to the Administrative Agent formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Borrower shall keep accurate and complete records of the Accounts and all payments and collections thereon.

      Section 5.14 Administration of Accounts.

            (a) The Administrative Agent retains the right after the occurrence of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including, without limitation, attorneys' fees, to the Borrowers. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Borrower hereby irrevocably makes, constitutes, and appoints the Administrative Agent as such Borrower's true and lawful attorney and agent-in-fact to endorse such Borrower's name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent's possession or under the Administrative Agent's control as a result of its taking any of the foregoing actions. Additionally, the Administrative Agent shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs, and expenses thereof, including, without limitation, attorney's fees, to the Borrowers.

            (b) If an Account includes a charge for any tax payable to any governmental taxing authority, the Lenders are authorized, in their sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrowers and to make a Base Rate Advance to the Borrowers to pay therefor. The Borrowers shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower by reason of the sale and delivery creating the Account.

            (c) After a Default or an Event of Default has occurred, any of the Administrative Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Borrowers, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or facsimile. Each Borrower shall cooperate fully with the Administrative Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.

      Section 5.15 Bank Accounts. All bank accounts of the Borrowers are listed on Schedule 5.15 and such schedule designates which such accounts are deposit accounts. After the Agreement Date, none of the Borrowers shall open any other deposit account without the written consent of the Administrative Agent.

      Section 5.16 Further Assurances. Each Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by any Borrower or any Subsidiary of any Borrower or any employee or officer thereof. The Borrowers, at their sole expense, will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all documents necessary to pledge to the Administrative Agent for its benefit and the benefit of the Issuing Banks and the Lenders, any assets of the Borrowers and their Subsidiaries hereafter acquired or which hereafter become unencumbered, and all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrowers in the Loan Documents, including, without limitation, this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith or as may be reasonably requested.

      Section 5.17 Broker's Claims. Each Borrower hereby indemnifies and agrees to hold each of the Administrative Agent, the Issuing Banks and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs, and expenses which may be suffered or incurred by the Administrative Agent, the Issuing Banks or any of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

      Section 5.18 Indemnity. Each Borrower will indemnify and hold harmless each of the Administrative Agent, the Issuing Banks and each of the Lenders and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Administrative Agent, the Issuing Banks and the Lenders, or any of them, resulting from any breach or alleged breach by any Borrower of any representation or warranty made hereunder, or otherwise arising out of the Commitments or the making, administration or enforcement of the Loan Documents and the Loans, unless, with respect to any of the above, the Administrative Agent, the Issuing Banks and the Lenders, or any of them, are finally judicially determined to have acted or failed to act with gross negligence or willful misconduct. This Section 5.18 shall survive termination of this Agreement.

      Section 5.19 Environmental Matters. The conduct of each of the Borrowers' and their respective Subsidiaries' business operations will not violate any Environmental Laws in any material respect, and none of the Borrowers will use, or permit any other party to use, any Hazardous Materials at any of its places of business except such materials as are incidental to such Borrower's or such Subsidiary's normal course of business, maintenance and repairs, and then only in compliance with all applicable Environmental Laws. Each Borrower shall apply for and/or timely renew all permits required for the business operations at its places of business or otherwise. The Borrowers shall promptly notify the Administrative Agent in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law; and (ii) all claims made or threatened by any third party against any Borrower or any Subsidiary of any Borrower relating to damages, contribution, cost recover compensation, loss or injury resulting from any Hazardous Materials which, in either case, could reasonably be expected to result in liability under Environmental Laws in excess of $50,000. The Borrowers shall promptly notify the Administrative Agent of any remedial action taken by any Borrower or any Subsidiary of any Borrower pursuant to Environmental Laws with respect to such Borrower's or such Subsidiary's business operations. Upon the request of the Administrative Agent, the Borrowers shall arrange to have conducted by auditors, reasonably acceptable to the Administrative Agent, environmental audits with respect to the Property of the Borrowers and shall provide to the Administrative Agent copies of such environmental audits, which shall be satisfactory to the Administrative Agent in all respects.

      Section 5.20 Financing Statement. Within sixty (60) days of the Agreement Date, the Borrowers agree to cause the Bankers Leasing Financing Statements to either (a) be amended so that the collateral described in the Bankers Leasing Financing Statements is limited to certain specific identified equipment leased to a Borrower by Bankers Leasing Association, Inc. and any additions, replacements or substitutions thereto, or (b) be terminated.

      Section 5.21 Formation of Subsidiaries. At the time of the formation of any direct or indirect Subsidiary of any Borrower or the acquisition of any Subsidiary of any Borrower after the Agreement Date to the extent permitted by this Agreement, such Borrower and its Subsidiaries, as appropriate, shall (a) with respect to any new domestic Subsidiary of the Borrower, provide to the Administrative Agent a Subsidiary Guaranty, Subsidiary Security Agreement, and such other security documents or supplements to existing security documents, together with appropriate UCC-1 financing statements, all in form and substance reasonably satisfactory to the Administrative Agent, (b) with respect to each new Subsidiary of any Borrower, a pledge agreement, together with original stock certificates or other instruments and appropriate transfer powers and UCC-1 financing statements, pledging such Borrower's and any Subsidiary of such Borrower's direct or beneficial ownership interest in such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent (and with respect to foreign Subsidiaries limited to 65% of the Capital Stock or other ownership interest in any foreign Subsidiary), and (c) with respect to each new Subsidiary of any Borrower, provide all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Any such document, agreement or instrument executed or issued pursuant to this
Section 5.21 shall be a "Loan Document" for purposes of this Agreement.

      Section 5.22 Summit Subordinated Notes. On or before December 31, 2004, the Parent shall cause the Summit Payment to be made or shall cause the maturity date of the Summit Subordinated Notes to be extended to a date not less than 30 days following the Maturity Date.

                                   ARTICLE 6
                              INFORMATION COVENANTS

      So long as any of the Obligations are outstanding and unpaid or the Borrowers have a right to borrow, or to have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless all of the Lenders shall otherwise consent in writing, the Borrowers will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

      Section 6.1 Monthly Financial Statements and Information. Within thirty
(30) days after the last day of each fiscal month in each fiscal year of the Parent (except those months ending on the last day of each fiscal quarter), the balance sheet of the Parent as at the end of such fiscal month, and the related statement of income and retained earnings for such fiscal month and for the elapsed portion of the year ended with the last day of such fiscal month, all of which shall be certified by an Authorized Signatory to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Parent, as at the end of such period and the results of operations for such period, and for the elapsed portion of the fiscal year ended with the last day of such period, subject only to normal year-end adjustments.

      Section 6.2 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each fiscal quarter in each fiscal year of the Parent beginning with the fiscal quarter ending November 30, 2004, the balance sheet of the Parent as at the end of such fiscal quarter, and the related statement of income and retained earnings and related statement of cash flows for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, which financial statements shall set forth in comparative form such figures as at the end of such fiscal quarter during the previous fiscal year and for such fiscal quarter during the previous fiscal year, all of which shall be on a consolidated and consolidating basis with the Parent's Subsidiaries and shall be certified by an Authorized Signatory to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Parent, as at the end of such period and the results of operations for such period, and for the elapsed portion of the fiscal year ended with the last day of such period, subject only to normal year-end adjustments.

      Section 6.3 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Parent, the audited balance sheet of the Parent as at the end of such year, all of which shall be on a consolidated basis with the Parent's Subsidiaries, and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent, stating that such financial statements are unqualified and prepared without deviation from GAAP, without any explanatory paragraphs, together with consolidating statements prepared by the Parent and a statement of the chief financial officers of the Parent and Bull Run certifying that no Default or Event of Default, including, without limitation, any Default under Sections 7.8 and 7.15 hereof, was detected during the examination of the Parent and the Borrowers.

      Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Section 6.2 with respect to each fiscal quarter end commencing with the fiscal quarter ending November 30, 2004 and Section 6.3 with respect to each fiscal year end commencing with the fiscal year ending August 31, 2005, a certificate of an Authorized Signatory of the Parent, in the form of
Exhibit X attached hereto:

            (a) Setting forth as at the end of such quarter or year, as the case may be, the arithmetical calculations required to establish whether or not the Borrowers were in compliance with the requirements of Sections 7.8 and
      7.15 hereof; and

            (b) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrowers with respect to such Default or Event of Default.

      Section 6.5 Access to Accountants. The Parent and each of the Borrowers hereby (i) authorize the Administrative Agent to communicate with their independent public accountants through requests made through the chief financial officers of the Parent or any of the Borrowers, respectively, and (ii) authorize these accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial data, including matters relating to the annual audit and copies of any arrangement letter with respect to its business, financial condition and other affairs. On or before the Agreement Date, the Parent and each of the Borrowers shall deliver to its independent public accountant a letter authorizing such accountants to comply with the provisions of this Section 6.5.

      Section 6.6 Additional Reports.

            (a) On or before the twenty-fifth (25th) day of each month, or, if such day is not a Business Day, the next succeeding Business Day, the Parent shall deliver to the Administrative Agent and the Lenders a cash flow projection report for the three month period immediately following the month just ended, showing projections of cash flow of the Parent and the Parent's Subsidiaries for such three month period, in such form as shall be reasonably acceptable to the Administrative Agent.

            (b) On or before the twenty-fifth (25th) day of each month, or, if such day is not a Business Day, the next succeeding Business Day, Host shall deliver to the Administrative Agent and the Lenders the sales pacing report for the current month, in such form as shall be reasonably acceptable to the Administrative Agent.

            (c) Promptly upon receipt thereof, the Parent and the Borrowers shall deliver to the Administrative Agent and the Lenders copies of all final reports, if any, submitted to the Parent or any Borrower by its independent public accountants in connection with any annual or interim audit of any of the Parent, the Borrowers or any of their respective Subsidiaries, including, without limitation, any final management report prepared in connection with the annual audit referred to in Section 6.3 hereof.

            (d) Within sixty (60) days after the commencement of each of the Borrowers' fiscal years, the Borrowers shall deliver to the Administrative Agent and the Lenders the annual operating plan for the Borrowers and their Subsidiaries, which plan has been approved by the Borrowers' board of directors, including, without limitation, an annual budget for the Borrowers and their Subsidiaries, including forecasts of the income statement, the balance sheet and an operating profit and cash flow statement for the immediately succeeding year on a month by month basis.

            (e) To the extent not covered elsewhere in this Article 6, promptly after the sending thereof, the Borrowers shall deliver to the Administrative Agent and the Lenders copies of all financial statements, reports and other information which any of the Parent, the Borrowers or any of their respective Subsidiaries sends to any holder of its Indebtedness (including the Subordinated Debt) or its securities or which any of the Parent, the Borrowers or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange.

            (f) From time to time and promptly upon each request, the Borrowers shall deliver to the Administrative Agent, on behalf of itself and on behalf of the Lenders, such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Parent, any of the Borrowers or any of their respective Subsidiaries as the Administrative Agent or any Lender may reasonably request.

      Section 6.7 Notice of Litigation and Other Matters.

            (a) Within fifteen (15) Business Days of the Parent's or any Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, governmental investigation or arbitration proceeding against the Parent, any of the Borrowers or any of their respective Subsidiaries or any Property, which action, suit, governmental investigation or arbitration proceeding exposes, in the Borrowers' reasonable judgment, the Parent, any Borrower or any Subsidiary of any Borrower to liability in an aggregate amount in excess of $200,000, the Parent and the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof, and the Parent and the Borrowers shall provide such additional information with respect to such matters as the Administrative Agent or the Lenders may reasonably request.

            (b) Promptly upon, but in no event later than two (2) Business Days after, the occurrence of any default (whether or not the Parent or any Borrower has received notice thereof from any other Person) on Indebtedness of the Parent, any Borrower or any Subsidiary of any Borrower which singly, or in the aggregate exceeds $200,000, the Parent and the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

            (c) Promptly upon, but in no event later than two (2) Business Days after, the occurrence of any default on any Indebtedness of any Person owed to the Parent or any Borrower, which singly or in the aggregate exceeds $200,000, the Parent and the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

            (d) Promptly upon, but in no event later than two (2) Business Days after, any Borrower's receipt of notice or the pendency of any proceeding for the condemnation or other taking of any real property of any Borrower or any Subsidiary of any Borrower, the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

            (e) Promptly upon, but in no event later than two (2) Business Days after, any Borrower's receipt of notice of any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrowers and their Subsidiaries taken as a whole, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect, the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

            (f) Promptly following, but in no event later than two (2) Business Days after, any material amendment or change to the budget submitted to the Administrative Agent and the Lenders pursuant to Section 6.6(d) hereof, the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

            (g) Promptly following, but in no event later than two (2) Business Days after, any (i) Default under any Loan Document, or (ii) default under any other agreement (other than those referenced in Section 6.7(b) or clause (i) of this Section 6.7(g) above) to which any Borrower or any Subsidiary of any Borrower is a party or by which any of their respective properties is bound which could reasonably be expected to have a Materially Adverse Effect, then the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

            (h) Promptly following, but in no event later than two (2) Business Days after, the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of any Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan (other than claims for benefits in the ordinary course of business), the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

            (i) Promptly upon, but in no event later than two (2) Business Days after, the receipt by any Borrower of a notice under the AMT Subordination Agreement, the Borrowers shall deliver a copy of such notice to the Administrative Agent.

      Section 6.8 Robinson Financials. On or before March 31, 2005, personal financial statements for Robinson for the year ended December 31, 2004.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

      So long as any of the Obligations are outstanding and unpaid or the Borrowers have a right to borrow, or to have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless all of the Lenders shall otherwise give their prior consent in writing:

      Section 7.1 Indebtedness. None of the Parent or the Borrowers will create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, or permit any of their respective Subsidiaries to create, assume, incur, or otherwise become obligated in respect of, or permit to be outstanding, any Indebtedness except:

            (a) Indebtedness under this Agreement and the other Loan Documents;

            (b) the Subordinated Debt;

            (c) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

            (d) Indebtedness secured by Permitted Liens described in clause (f) of the definition of Permitted Liens set forth in Article 1 hereof and Capitalized Lease Obligations, collectively, not to exceed the aggregate principal amount of $300,000 at any time;

            (e) Guaranties permitted by Section 7.2;

            (f) Obligations under Interest Hedge Agreements with respect to notional amounts not to exceed the outstanding principal amount of the Loans;

            (g) other unsecured Indebtedness incurred by any Borrower not to exceed $200,000 in the aggregate for all Borrowers outstanding from time to time;

            (h) Indebtedness (i) of any Borrower to any other Borrower or to any Subsidiary of any Borrower which has executed a Subsidiary Security Agreement and a Subsidiary Guaranty and (ii) of any Subsidiary to any Borrower or any other Subsidiary of any Borrower which has executed a Subsidiary Security Agreement and a Subsidiary Guaranty;

            (i) at any time after exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), Indebtedness in favor of Robinson resulting from the exercise of the Call Option;

            (j) (A) extensions, renewals and replacements of Indebtedness permitted under paragraphs (b), (g) and (h) of this Section 7.1 that do not, in any case, (i) increase the outstanding principal amount thereof or
      (ii) result in an earlier maturity date or decreased weighted average life thereof, and (B) extensions, renewals and replacements of Indebtedness permitted under paragraph (i) of this Section 7.1;

            (k) Indebtedness evidenced by the Summit Subordinated Notes;

            (l) the Delta Life Subordinated Debt or any subordinated Indebtedness owed to Robinson or his Affiliate which refinances or replaces the Delta Life Subordinated Debt, provided that such subordinated Indebtedness owing to Robinson or his Affiliate (i) shall not having a maturity date earlier than 90 days following the Maturity Date, (ii) is issued on terms no less favorable to the Parent and the Borrowers than the terms of the Delta Life Subordinated Debt, and (iii) contains subordination provisions in form and substance reasonably satisfactory to the Administrative Agent;

            (m) subordinated Indebtedness that (i) is outstanding on the Agreement Date, (ii) is owed to Robinson, (iii) does not exceed $4,550,000 in the aggregate, (iv) does not have a maturity date earlier than 90 days following the Maturity Date; and (v) is in form and substance reasonably satisfactory to the Administrative Agent; and

            (n) other subordinated Indebtedness incurred by the Borrowers after the Agreement Date on terms and conditions acceptable to the Administrative Agent in an amount not to exceed $10,000,000 less the Net Cash Proceeds of any Capital Stock issued by the Parent, or any Borrower or any of their Subsidiaries, which are not used to repay the Loans after the Agreement Date pursuant to Section 2.6(d)(i) hereof.

      Section 7.2 Guaranties. None of the Parent or the Borrowers will at any time guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, or permit any of their respective Subsidiaries at any time to guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, in each case other than (a) obligations under repurchase agreements of the Borrowers entered into in connection with the sale of products in the ordinary course of business of the Borrowers, (b) obligations under agreements of the Borrowers entered into in connection with the acquisition of services, supplies, and equipment in the ordinary course of business of the Borrowers, (c) endorsements of instruments in the ordinary course of business, (d) guaranties of Indebtedness of the Borrowers and their Subsidiaries to the extent permitted under Section 7.1, and (e) obligations identified on Schedule 7.2.

      Section 7.3 Liens. None of the Parent or the Borrowers will create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, or permit any of their respective Subsidiaries to create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens. None of the Parent or the Borrowers will allow the aggregate amount of obligations secured by the Lien in favor of Bankers Leasing Association, Inc. and evidenced by any Bankers Leasing Financing Statement to exceed $150,000 at any time.

      Section 7.4 Restricted Payments and Purchases. None of the Borrowers shall directly or indirectly declare or make, or permit any of their respective Subsidiaries to directly or indirectly make, any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose; provided, however, (a) any Subsidiary of a Borrower may make Restricted Payments to such Borrower; (b) so long as no Default then exists or would be caused thereby, Bull Run may make distributions to the Parent (i) for the purpose of making regularly scheduled interest payments due under the Subordinated Debt to the extent permitted by the Subordinated Note, (ii) to make payments of principal under the Subordinated Debt to the extent such payments are funded by Net Cash Proceeds received by the Borrowers in connection with the (x) the issuance of subordinated Indebtedness pursuant to Section 7.1(l) hereof and/or (y) the issuance of Capital Stock of the Parent which is not required to repay the Loans pursuant to Section 2.6(d)(i) hereof, and (iii) to pay (A) taxes and (B) other administrative expenses not to exceed $100,000 in the aggregate in any fiscal year; (c) any Borrower may make Restricted Payments to any other Borrower provided that the Administrative Agent shall have received all supplements to the Security Documents, original stock certificates and stock powers and such other documents, instruments and agreements necessary to maintain the Administrative Agent's Lien on the Collateral; (d) so long as (i) no Default or Event of Default then exists or would be caused thereby, and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders calculations demonstrating pro forma compliance with Section 7.15 hereof after giving effect to such payment, the Borrowers may make the Summit Payment; (e) the Borrowers may make other payments of unsecured liabilities, all in accordance with Section 7.7(b)(iv) hereof; (f) Bull Run may pay preferred dividends up to an aggregate amount not to exceed $600,000 annually; and (g) any Borrower may cause the Delta Life Subordinated Debt to be paid from the proceeds of an investment made in connection with Article IV of the Robinson Guaranty after the Agreement Date by Robinson or his Affiliate in such Borrower which such investment shall constitute equity or subordinated indebtedness.

      Section 7.5 Investments. None of the Parent or the Borrowers will make, or permit any of their respective Subsidiaries to make, any loan or advance to, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock, partnership interests or other securities of or equity interests in any third party (each, an "Investment"), except that (a) the Borrowers may purchase or otherwise acquire and own and may permit any of their respective Subsidiaries to purchase or otherwise acquire and own, (i) marketable, direct obligations of the United States of America and its agencies maturing within three hundred sixty-five (365) days of the date of purchase, (ii) commercial paper issued by corporations, each of which shall (A) have a consolidated net worth of at least $250,000,000, and (B) conduct substantially all of its business in the United States of America, which commercial paper will mature within one hundred eighty
(180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's Investors Service, Inc., or "A-1+" or better by Standard & Poor's Corporation, (iii) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a United States national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-1" or better by Moody's Investors Service, Inc. or "A-1+" or better by Standard & Poor's Corporation, and (iv) up to $100,000 per institution and up to $1,000,000 in the aggregate in
(A) short-term obligations issued by any local commercial bank or trust company located in those areas where the Borrowers conduct their business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (B) commercial bank-insured money market funds, or any combination of investments described in clauses (A) and (B); (b) the Borrowers may hold the Investments in existence on the Agreement Date and described on Schedule 4.1(l), provided that advances due from NCAA Football, Inc. in the ordinary course of business shall not exceed the offsetting account payable to NCAA Football, Inc. by $500,000 at any time; (c) the Borrowers may hold the Capital Stock of their respective Subsidiaries in existence on the Agreement Date and Capital Stock or other assets permitted pursuant to Section 7.7(d) hereof; (d) the Borrowers may make loans to employees of the Borrowers in an aggregate amount not to exceed $300,000 at any one time outstanding; (e) the Borrowers may make payments in respect of Indebtedness permitted under Section 7.1 hereof; and (f) the Borrowers may make Investments in an amount not to exceed $300,000 in the aggregate during any fiscal year period provided that, to the extent applicable, the Administrative Agent shall have received all supplements to the Security Documents, original stock certificates and stock powers and such other documents, instruments and agreements necessary to maintain the Administrative Agent's Lien on the Collateral.

      Section 7.6 Affiliate Transactions. Except as set forth on Schedule 7.6, none of the Borrowers shall enter into or be a party to, or permit any of their respective Subsidiaries to enter into or be a party to, any agreement or transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to such Borrower or to such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate thereof, and on terms consistent with the business relationship of such Borrower or such Subsidiary and such Affiliate prior to the Agreement Date, if any.

      Section 7.7 Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets. None of the Borrowers shall, or permit any of their respective Subsidiaries to, at any time:

            (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business;

            (b) Sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or a series of related transactions, any assets (including any Capital Stock owned by such Borrower or such Subsidiary), property or business, except for the sale of Inventory in the ordinary course of business at the fair market value thereof and for cash or cash equivalents and except for physical assets used, consumed or otherwise disposed of in the ordinary course of business, except

                  (i) the Borrowers may sell or otherwise dispose of obsolete equipment with a sale value greater than $500,000 in the aggregate for all such assets that may be sold during any year, so long as the Net Cash Proceeds from such sale are applied to the Loans to the extent required by Section 2.6(d) and any non-cash proceeds shall be pledged to the Administrative Agent pursuant to the Security Agreement or other document or agreement in form and substance reasonably satisfactory to the Administrative Agent;

                  (ii) the Borrowers may transfer assets amongst themselves;

                  (iii) subject to clause (iv) below, each Borrower may sell or dispose of Collateral for cash proceeds only, provided, that, solely in the case of this clause (iii), (x) no Default exists, or would exist, after giving effect to such sale or disposition, (y) such Borrower has provided the Administrative Agent with a detailed proposal (a "Collateral Disposition Proposal") for such sale or disposition in a form satisfactory to the Administrative Agent, in its sole discretion, including, without limitation, (1) identification of the Collateral to be sold or disposed of, (2) the amount for which such Borrower is selling or disposing such Collateral, such amount not to be less than the fair market value of such Collateral, and the projected Net Cash Proceeds therefrom, and
            (3) the purchaser of such Collateral, and (z) the Net Cash Proceeds of such Collateral sale or disposition are applied in accordance with Section 2.6(d)(ii) hereof; and

                  (iv) the Borrowers may sell the Events Business (the "Events
            Business Disposition") for cash proceeds only, provided, that, (x) no Default exists, or would exist, after giving effect to the Events Business Disposition and the repayment of liabilities in clause (z) of this Section 7.7(b)(iv), (y) the Borrowers have provided the Administrative Agent, at least ten (10) Business Days prior to the proposed date of the Events Disposition, with a detailed proposal (a "Events Business Disposition Proposal") for such sale in a form satisfactory to the Administrative Agent, in its sole discretion, including, without limitation, (1) the amount for which such Borrower is selling or disposing the Events Business, such amount not to be less than the fair market value of the Events Business, and the projected Net Cash Proceeds from the Events Business Disposition, (2) the purchaser of the Events Business, and (3) a detailed description and accounting of the liabilities being paid with the Net Cash Proceeds, as permitted by subclause (z) below, and
            (z) the Net Cash Proceeds of the Events Business Disposition shall be applied in one or more of the following ways: (1) if no Default or Event of Default then exists or would be caused thereby, to make the Summit Payment, if such has not previously been paid; (2) if no Default or Event of Default then exists or would be caused thereby, to the repayment in full of unsecured liabilities related to the Events Business; provided that the amount to be paid under this subclause (2) shall not exceed in the aggregate $1,000,000; and (3) in accordance with Section 2.06(d)(ii) hereof.

      The Administrative Agent shall respond to each Collateral Disposition Proposal and the Events Business Disposition Proposal to the relevant Borrower not later than five (5) Business Days after receipt thereof by the Administrative Agent.

            (c) Become a partner or joint venturer with any third party, or form any Subsidiary requiring cash investments of greater than $1,000,000 in the aggregate;

            (d) Acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other Person;

            (e) Merge or consolidate with any other Person other than another Borrower;

            (f) Change its corporate, partnership or limited liability company name or change its jurisdiction of incorporation without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all requirements of the Lenders in regard thereto;

            (g) Change its year-end for accounting purposes from the fiscal year ending August 31;

            (h) Enter into any new business or make any material change in any of such Borrower's business objectives, purposes and operations; or

            (i) Transfer its principal place of business or chief executive office, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Schedule 4.1(w) hereto, without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all requirements of the Lenders in regard thereto.

      Section 7.8 Capital Expenditures. The Borrowers and their Subsidiaries shall not make or incur in the aggregate any Capital Expenditures, during the period from the Agreement Date to the Maturity Date, in excess of $600,000 in the aggregate in any fiscal year.

      Section 7.9 Sales and Leasebacks. None of the Borrowers will enter into, or permit any of their respective Subsidiaries to enter into, any arrangement, directly or indirectly, with any third party whereby such Borrower or such Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Borrower or such Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

      Section 7.10 Amendment and Waiver. None of the Parent or any Borrower, without the prior written consent of all of the Lenders, shall enter into any amendment of, or agree to or accept any waiver of (a) its certificate of incorporation and by-laws, if such amendment or waiver would adversely affect the rights of the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders, or any of them, (b) the Subordinated Note, (c) the AMT Note and the AMT Subordination Agreement, (d) the Summit Subordinated Notes (except amendments and waivers to the Summit Subordinated Notes in connection with the Summit Payment, on terms and conditions satisfactory to the Lenders) and (e) any documents or instruments evidencing any subordinated Indebtedness issued pursuant to Section 7.1(l) hereof.

      Section 7.11 ERISA Liability. None of the Borrowers nor any of their respective Subsidiaries shall fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of their respective Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. None of the Borrowers nor any of their respective Subsidiaries shall (a) become a participant in any Multiemployer Plan after the Agreement Date, or (b) withdraw from any Multiemployer Plan if such withdrawal would result in material liability to any Borrower or any Subsidiary of a Borrower.

      Section 7.12 Prepayments. Except as provided in Sections 7.4 and 7.7(b)(iv) hereof, none of the Borrowers shall prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt, except the Borrowers may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Funded Debt permitted hereunder,
(ii) make payments with respect to the Obligations; and (iii) make payments as permitted by Section 7.4(g) hereof; provided, however, that, except as provided under Section 7.4 and Section 7.7(b)(iv) hereof, (a) the Borrowers shall not make any payments or distributions to the Parent to be used, directly or indirectly, to make payments or prepayments with respect to principal on the Subordinated Note, or (b) make any direct or indirect payments or prepayments to any Person with respect to principal on the Indebtedness evidenced by the Summit Subordinated Notes or the Delta Life Subordinated Debt.

      Section 7.13 Negative Pledge. None of the Parent or the Borrowers shall, directly or indirectly, or permit any of their respective Subsidiaries to, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of the Parent, any Borrower or any Subsidiary of any Borrower to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets except with respect to purchase money liens, Capitalized Lease Obligations and operating leases but only as to the assets so purchased or leased, or restricts the ability of any Subsidiary to pay Dividends to any Borrower.

      Section 7.14 Holding Company Status. The Parent shall not conduct, transact or otherwise engage in any business or operations other than those incidental to the ownership of the Capital Stock of Bull Run.

      Section 7.15 Interest Coverage Ratio. The Borrower shall not permit the ratio of the sum of (a) Adjusted EBITDA (excluding from Adjusted EBITDA for purposes of this Section only any extraordinary gains or losses) for the relevant Measurement Period (as defined below), and (b) the aggregate Additional Investments made during the relevant Measurement Period to Interest Expense for the relevant Measurement Period to be less than the ratio indicated below as of the fiscal quarter ending date set forth below:

FISCAL QUARTER ENDING DATE                     RATIO
--------------------------                     -----
November 30, 2004                           1.50 to 1.00
February 28, 2005                           1.50 to 1.00
May 31, 2005                                1.50 to 1.00
August 31, 2005                             1.50 to 1.00

As used herein, "Measurement Period" shall mean, with respect to any fiscal quarter ending date set forth above, that portion of the fiscal year ended on such fiscal quarter ending date.

                                    ARTICLE 8
                                     DEFAULT

      Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

            (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 4.4 hereof;

            (b) Any payment of any principal under any Note or any reimbursement obligations with respect to any Letter of Credit payable hereunder shall not be received by the Administrative Agent on the date such payment is due, or any payment of any interest under any Note, or any fees payable hereunder or under the other Loan Documents, shall not be received by the Administrative Agent within two (2) Business Days of the date such payment is due;

            (c) The Parent, any Borrower or Robinson shall default in the performance or observance of any agreement or covenant in Section 5.1, 5.5, 5.7, 5.19, 5.20 or 5.22, or in Article 6 or Article 7 hereof, in the Robinson Guaranty or in any Security Document;

            (d) The Parent or any Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default, if curable, shall not be cured to all of the Lenders' satisfaction within a period of thirty (30) days from the earlier of (i) the date the Parent or any Borrower knew or should have known of such default or (ii) written notice thereof having been given to the Borrowers;

            (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the other Loan Documents (other than this Agreement or the Security Documents or as otherwise provided in this Section 8.1) which shall not be cured to all of the Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document, or, if there is no applicable cure period set forth in such Loan Document, within a period of fifteen (15) days from the date of such default;

            (f) There shall occur any Change in Control;

            (g) There shall be entered a decree or order for relief in respect of the Parent, any Borrower, or any of their respective Subsidiaries, under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any of the Parent, any Borrower, or any of their respective Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of the Parent, any Borrower, or any of their respective Subsidiaries, or an involuntary petition shall be filed against any of the Parent, any Borrower, or any of their respective Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

            (h) Any of the Parent, any Borrower or any of their respective Subsidiaries shall file a petition, answer, or consent seeking relief under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or any of the Parent, any Borrower, or any of their respective Subsidiaries, shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Parent, any of the Borrowers, or any of their respective Subsidiaries, or of any substantial part of their respective properties, or any of the Parent, any Borrower, or any of their respective Subsidiaries, shall fail generally to pay their respective debts as they become due, or any of the Parent, any Borrower, or any of their respective Subsidiaries, shall take any action in furtherance of any such action;

            (i) A final judgment (other than a money judgment fully covered by insurance as to which the insurance company has acknowledged coverage within thirty (30) days after notice thereof) shall be entered by any court against any of the Borrowers or any of their respective Subsidiaries for the payment of money which exceeds $200,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrowers or any of their respective Subsidiaries pursuant to a final judgment which, together with all other such property of any of the Borrowers, or any of their respective Subsidiaries, subject to other such process, exceeds in value $200,000 in the aggregate, and if, within forty-five (45) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

            (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrowers and their respective ERISA Affiliates, or to which any of the Borrowers or any of their respective ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or any of the Borrowers and their respective ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code or any of the Borrowers or any of their respective ERISA Affiliates shall enter into or become obligated after the Agreement Date to contribute to a Multiemployer Plan;

            (k) There shall occur any default (after the expiration of any applicable cure period) under any indenture, agreement, or instrument evidencing Indebtedness of nay of the Borrowers or any of their respective Subsidiaries in an aggregate principal amount exceeding $200,000;

            (l) All or any portion of any Security Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any of the Borrowers or any of their respective Affiliates, or by any governmental authority having jurisdiction over any of the Borrowers or any of their respective Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any of the Borrowers or any of their respective Affiliates shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

            (m) Any replacement stock certificate required to be delivered to the Administrative Agent is not delivered in accordance with Section 9.15(d)(iv) and Robinson does not deliver to the Administrative Agent prior to the date by which such replacement stock certificate was to be delivered to the Administrative Agent pursuant to Section 9.15(d)(iv), other marketable securities, acceptable to the Administrative Agent and that are expected to satisfy requirements of the Office of the Comptroller of the Currency, that constitute Unrestricted Securities (as defined in the Robinson Pledge Agreement) of equal or greater fair market value than the shares of stock represented by such replacement stock certificate to be delivered to the Administrative Agent in accordance with Section 9.15(d)(iv).

      Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement and the Loan Documents:

            (a) With the exception of an Event of Default specified in Section 8.1(g) or (h), the Administrative Agent, at the direction of the Requisite Lenders, shall (i) terminate the Commitments and the Letter of Credit Commitment, or (ii) declare the principal of and interest on the Loans and the Notes and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both.

            (b) Upon the occurrence and continuance of an Event of Default specified in Sections 8.1(g) or (h), such principal, interest, and other Obligations shall thereupon and concurrently therewith become due and payable, and the Commitments and the Letter of Credit Commitment shall forthwith terminate, all without any action by the Administrative Agent or the Lenders or the holders of the Notes and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

            (c) The Administrative Agent, with the concurrence of the Requisite Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of itself, the Issuing Banks and the Lenders, shall have the right to the appointment of a receiver for the Property of the Borrowers, and each of the Borrowers hereby consents to such rights and such appointment and hereby waives any objection such Borrower may have thereto or the right to have a bond or other security posted by the Administrative Agent or the Lenders in connection therewith.

            (d) Application of Payments After Acceleration.

                  (i) Application of Payments After Acceleration and Prior to
            Exercise of the Call Option. Subsequent to the acceleration of the Obligations under this Section 8.2 and prior to exercise of the Call Option, payments and prepayments with respect to the Obligations made to the Administrative Agent, the Issuing Banks or the Lenders, or otherwise received by the Administrative Agent, any Issuing Bank or any Lender (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10 hereof): FIRST, to the costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Issuing Bank or any Lender in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; THIRD, to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement or any other Loan Document; FOURTH, to the payment of interest then due and payable on the Loans, on a pro rata basis; FIFTH, to the payment of the principal of the Term Loans then outstanding, on a pro rata basis; SIXTH, to the payment of principal of the Revolving Loans then outstanding, on a pro rata basis; SEVENTH, to the payment of any obligation under any Interest Hedge Agreement between any Borrower, on the one hand, and the Administrative Agent (or an affiliate of the Administrative Agent) or one or more Lenders (or an affiliate of a Lender), on the other hand, on a pro rata basis; EIGHTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; NINTH, to any other Obligations not otherwise referred to in this Section 8.2(d); TENTH, to damages incurred by the Administrative Agent, any Issuing Bank or any Lender by reason of any breach hereof or of any other Loan Document; and ELEVENTH, upon satisfaction in full of all Obligations to the Borrowers or as otherwise required by law.

                  (ii) Application of Payments After Acceleration and After
            Exercise of the Call Option. Subsequent to the acceleration of the Obligations under this Section 8.2 and after the exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), payments and prepayments with respect to the Obligations made to the Administrative Agent, the Issuing Banks or the Lenders, or otherwise received by the Administrative Agent, any Issuing Bank or any Lender shall be distributed in the following order of priority (subject, as applicable, to Section 2.10 hereof):
            FIRST, to the costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Issuing Bank or any Lender in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; THIRD, to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement or any other Loan Document; FOURTH, to the payment of interest then due and payable on the Revolving Loans, on a pro rata basis; FIFTH, to the payment of principal of the Revolving Loans then outstanding, on a pro rata basis; SIXTH, to the payment of any obligation under any Interest Hedge Agreement between any Borrower, on the one hand, and the Administrative Agent (or an affiliate of the Administrative Agent) or one or more Lenders (or an affiliate of a Lender), on the other hand, on a pro rata basis; SEVENTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; EIGHTH, to any other Obligations not otherwise referred to in this Section 8.2(d); NINTH, to damages incurred by the Administrative Agent, any Issuing Bank or any Lender by reason of any breach hereof or of any other Loan Document; and TENTH, upon satisfaction in full of all Obligations to the Borrowers or as otherwise required by law.

            (e) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 8.2, the Borrowers shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by the Administrative Agent for the benefit of the Issuing Banks an amount equal to one hundred and two percent (102%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes in the manner set forth in
      Section 2.11 hereof. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Reimbursement Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrower. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

            (f) The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder shall be cumulative, and not exclusive.

                                    ARTICLE 9
                            THE ADMINISTRATIVE AGENT

      Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Other than with respect to the Lenders' right to receive payments received by the Administrative Agent on behalf of the Lenders in accordance with this Agreement, neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

      Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 9.2, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

      Section 9.3 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Lender or any Issuing Bank for any action taken or suffered by it in good faith in reliance on the advice of such counsel.

      Section 9.4 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

      Section 9.5 Administrative Agent and Affiliates. With respect to the Commitments and Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Affiliates of, or Persons doing business with, any Borrower, as if it were not the Administrative Agent or affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders and the Issuing Banks acknowledge that the Administrative Agent and its affiliates have other lending and investment relationships with the Borrowers and their Affiliates and in the future may enter into additional such relationships.

      Section 9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrowers, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrowers.

      Section 9.7 Action by Administrative Agent.

            (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents, unless the Administrative Agent shall have been instructed by the Requisite Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

            (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or the other Loan Documents in accordance with the instructions of the Requisite Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders, unless this Agreement or the other Loan Documents specifically requires the consent of all Lenders to such action or inaction.

            (c) The Administrative Agent, without the concurrence of all of the Lenders and except as provided for herein, shall not (i) consent to the receipt of any payment in respect of the Subordinated Debt by the Parent otherwise prohibited hereunder, or (ii) consent to the amendment of the Subordinated Note, or any other agreement, instrument or document relating thereto, or the granting of collateral to secure the Subordinated Debt.

      Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Requisite Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Requisite Lenders shall fail to request the

Administrative Agent to take action or to assert rights under this Agreement and the other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Requisite Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

      Section 9.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

            (a) To any Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

            (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, any Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

            (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

      Section 9.10 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) pro rata in accordance with their Aggregate Commitment Ratios from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature (whether or not the Administrative Agent is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 9.10 shall survive the termination of this Agreement.

      Section 9.11 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

            (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

            (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

      Section 9.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, all of the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by all of the Lenders, and shall have accepted such appointment within thirty (30) days after the retiring

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                                     - 62 -

Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 9.13 Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Banks allowed in any judicial proceedings relative to any Borrower or any Subsidiary of a Borrower, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 10.2 hereof. Nothing contained in the Loan Agreement or the Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

      Section 9.14 Collateral. The Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lenders and the Issuing Banks, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that the Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms hereof.

      Section 9.15 Release of Collateral.

            (a) Each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release or to subordinate any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuing Banks:

                  (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; or

                  (ii) against any part of the Collateral sold or disposed of by any Borrower if such sale or disposition is permitted by Section 7.7 hereof or is otherwise consented to by all of the Lenders for such release as set forth in Section 10.12 hereof, as certified to the Administrative Agent by the Borrowers in a certificate of an Authorized Signatory.

            (b) Each Lender and each Issuing Bank hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 9.15 promptly upon the effectiveness of any such release. Upon request by the Administrative Agent at any time, the Lenders and the Issuing Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.15.

            (c) Each Lender and each Issuing Bank hereby consents and agrees to the termination of the Partnership Pledge Agreement, Host Pledge Agreement, Supplemental Borrower Pledge Agreement and Purpose Credit Borrower Pledge Agreement and directs the Administrative Agent to execute and deliver or file such termination and partial release statements and take such other actions as are necessary to release Liens held by the Administrative Agent on any stock or other assets pledged by the Robinson Prather Partnership under the Partnership Pledge Agreement, pledged by W. James Host under the Host Pledge Agreement and pledged by the Borrowers under the Supplemental Borrower Pledge Agreement and under the Purpose Credit Borrower Pledge Agreement.

            (d) Each Lender and each Issuing Bank hereby consents and agrees to a release of shares of common stock of BB&T Corporation pledged by Robinson pursuant to the Robinson Pledge Agreement (the "BB&T Released Stock"); provided, that (i) on no more than two occasions, there may be a release of the BB&T Released Stock, (ii) the fair market value of the BB&T Released Stock on the date such applicable stock is released, after giving effect to such release, shall not exceed $5,000,000 in the aggregate,
      (iii) on each date of such release, after giving effect to such release, the Collateral Margin (as defined in the Robinson Pledge Agreement) shall not be less than 145%, and (iv) if any stock certificate is delivered by the Administrative Agent to Robinson or an agent of Robinson in order to have a replacement stock certificate issued to facilitate the release of the BB&T Released Stock, such replacement stock certificate representing all shares of stock included on the certificate so delivered by the Administrative Agent, but not intended to be included as BB&T Released Stock, must be delivered to the Administrative Agent within 20 days of the date of such delivery by the Administrative Agent. Each Lender and each Issuing Bank directs the Administrative Agent to execute, deliver and file such termination and partial release statements and take such other actions as are necessary to release Liens in favor of the Administrative Agent on the BB&T Released Stock pledged under the Robinson Pledge Agreement.

      Section 9.16 Security Documents. The Administrative Agent is hereby authorized to enter into each of the Security Documents on behalf itself and on behalf of the Issuing Banks and the Lenders.

      Section 9.17 Sole Lead Arranger. Wachovia Capital Markets, LLC, in its capacity as the Sole Lead Arranger under this Agreement, shall be subject to no duties or obligations under this Agreement or under any other Loan Document in its capacity as Sole Lead Arranger.

                                   ARTICLE 10
                                  MISCELLANEOUS

      Section 10.1 Notices.

            (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 10.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i) If to any Borrower the Parent or Robinson, to it at:

                        4370 Peachtree Road, N.E.
                        Atlanta, Georgia 30319-3099
                        Attn: Robert S. Prather, Jr., President and CEO Telecopy No.: (404) 261-9607
                        with copies to:

                        Alston & Bird LLP
                        One Atlantic Center
                        1201 West Peachtree Street
                        Atlanta, Georgia 30309-3424
                        Attn: Rick Blumen
                        Telecopy No.: (404) 881-4777

                        and

                        4216 Stuart Andrew Blvd.
                        Charlotte, North Carolina 28217
                        Attn: Frederick J. Erickson, Vice President-Finance Telecopy No.: (704) 525-1301

                        and

                        J. Mack Robinson
                        c/o Delta Life Insurance Company
                        4370 Peachtree Road, N.E.
                        Atlanta, Georgia 30319-3099
                        Telecopy No.: (404) 231-2123

                  (ii) If to the Administrative Agent, to it at:

                        Wachovia Bank, National Association
                        One Wachovia Center,
                        301 South College Street,
                        Charlotte, North Carolina 28288-0760
                        Attn: Joe Mynatt, Director
                        Telecopy No.: 704-383-6647

                        with a copy to:

                        Womble Carlyle Sandridge & Rice
                        One Wachovia Center
                        Suite 3500
                        301 South College Street
                        Charlotte, NC 28202-6025
                        Attn: Patricia Snyder, Esq.
                        Telecopy No.: (704) 338-7815

                  (iii) If to the Lenders or the Issuing Banks, to them at the addresses set forth on Schedule 1 hereto.

      Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

            (b) Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving ten (10) days' written notice of such change to the other parties.

      Section 10.2 Expenses. The Borrowers, jointly and severally, agree to pay promptly:

            (a) All reasonable out-of-pocket expenses of the Lenders in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the fees and disbursements of counsel for the Lenders;

            (b) All reasonable out-of-pocket expenses of the Lenders in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, all reasonable out-of-pocket expenses of the Lenders in connection with field audits and the fees and disbursements of counsel for the Lenders;

            (c) All reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Banks and any Lender in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents, and all out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent and any Lender, and the fees and out-of-pocket expenses of any experts, agents, or consultants of the Administrative Agent; and

            (d) All taxes (other than taxes imposed on the income of the Administrative Agent and the Lenders), assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, the Notes or the Obligations.

      Section 10.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Issuing Banks, or the Lenders in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to any Borrower. Each of the Borrowers hereby waives any right that it may have to require the Administrative Agent, and agrees that the Administrative Agent shall not have any obligation, to marshal the property, instruments, documents, agreements or guaranties of any other Borrower before enforcing its rights against the Collateral or its rights under this Agreement or any other Loan Document as against such Borrower.

      Section 10.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by the Administrative Agent or any of its Affiliates in any escrow account) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrowers, against and on account of the obligations and liabilities of the Borrowers, to the Lenders or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative Agent, with the consent of all of the Lenders, each Lender holding deposits of any Borrower shall exercise its set-off rights as so directed.

      Section 10.5 Assignment.

            (a) None of the Borrowers may assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

            (b) Notwithstanding Section 10.5(e) hereof, each of the Lenders may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, provided, that (1) all assignments (other than assignments described in clause (2) herein and in Section 10.12(b) hereof) shall be in minimum principal amounts of $5,000,000 or in an amount equal to the entire applicable Commitment or Letter of Credit Commitment of such Lender, (2) each Lender may sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more Affiliates of such Lender, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank (no assignment under this clause (B) shall relieve such Lender from its obligations hereunder), (3) the sale of an assignment or participation to a Lender shall not be permitted if such sale shall result in the purchasing Lender having a Total Exposure (as such term is defined in the definition of "Requisite Lenders" in Section
      1.01 of this Agreement) in excess of 49% of the Total Obligations (as such term is defined in the definition of "Requisite Lenders" in Section 1.01 of this Agreement), and (4) all assignments (other than assignments described in clause (2) herein and in Section 10.12(b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

                  (i) No assignment (except assignments permitted in Section
            10.5(b)(2) hereof) shall be sold without the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed;

                  (ii) Any Person purchasing a participation or an assignment of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(n) hereof);

                  (iii) The Borrowers, the Lenders, and the Administrative Agent
            agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and, except with respect to the Call Option, shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender or the assignee Lender at the time of any assignment hereunder (other than in connection with the Call Option); provided, however, no fee shall be due with respect to any assignment by a Lender to an Affiliate of such Lender;

                  (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the rate of interest or fees to the Lenders, increases in the principal amount of such participant's pro rata share of the Revolving Loan Commitments and extensions of any Maturity Date for, or the date for any scheduled payment of principal, interest or fees on, the Loans;

                  (v) Each Lender agrees to provide the Administrative Agent and the Borrowers with prompt written notice of any issuance of participation or assignments of its interests hereunder;

                  (vi) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                  (vii) No such assignment may be made to any bank or other
            financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date);

                  (viii) Except with respect to the Call Option, each assignment or participation hereunder shall be made by the assigning Lender pro rata with respect to such assigning Lender's Revolving Loan Commitments and Tranche A Term Loan and Tranche B Term Loan; and

                  (ix) If applicable, each Lender shall, and shall cause each of its assignees to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's position that no withholding by any Borrower or the Administrative Agent for U.S. income tax payable by such Lender in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant United States taxing authorities.

            (c) Except as specifically set forth in Section 10.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

            (d) Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

            (e) On and as of the Agreement Date, each of the Lenders to whom the Term Loan Obligations are due under the Amended Credit Agreement (the "Assigning Lenders") shall be deemed to have irrevocably sold and assigned to Fifth Third Bank, and Fifth Third Bank shall be deemed to have irrevocably purchased and assumed from the Assigning Lenders a pro rata portion (based upon their "Term Commitment Ratios" as defined in the Amended Credit Agreement), of Term Loans of such Assigning Lender and such Assigning Lenders' rights and obligations in their capacity as Lenders under the Amended Credit Agreement in an amount equal to the principal amount of Term Loans outstanding on the Agreement Date multiplied by Fifth Third Bank's Term Commitment Ratio. Each Assigning Lender (i) represents and warrants that (y) it is the legal and beneficial owner of its interests assigned in this subsection (e), and (z) such assigned interest is free and clear of any lien, encumbrance or other adverse claim created by such Assigning Lender, and (ii) assumes no responsibility with respect to (y) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (z) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents. From and after the Agreement Date, the Administrative Agent shall make all payment in respect of the interests assigned in this Section 10.5(e) (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Agreement Date and to the Assignee for amounts which have accrued from and after the Agreement Date. By executing this Agreement each of the parties hereto shall be deemed to have consented to, agreed to, and accepted the terms of this Section 10.5(e).

      Section 10.6 Counterparts; Facsimile Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement or such Loan Document, as applicable. Any party delivering an executed counterpart of this Agreement or any Loan Document by facsimile also shall deliver an original executed counterpart of this Agreement or such Loan Document, as applicable, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or any such Loan Document.

      Section 10.7 Governing Law. This Agreement and the Loan Documents shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.

      Section 10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 10.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

      Section 10.10 Source of Funds. Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

      Section 10.11 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof. Each Borrower represents and warrants to the Administrative Agent and each of the Lenders that it has read the provisions of this Section 10.11 and discussed the provisions of this
Section 10.11 and the rest of the Loan Agreement with counsel for the Borrowers, and each Borrower acknowledges and agrees that the Administrative Agent and each of the Lenders are expressly relying upon such representations and warranties of such Borrower (as well as the other representations and warranties of each of the Borrowers set forth in Section 4.1 hereof) in entering into this Agreement.

      Section 10.12 Amendments and Waivers.

            (a) Neither this Agreement nor any other Loan Document or any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by all of the Lenders and, in the case of an amendment, also by the Borrowers.

            (b) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments, Letter of Credit Commitment, and the Loans and Letter of Credit Obligations owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans and Letter of Credit Obligations owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which all of the Lenders, the Administrative Agent and the Borrowers have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Assumption Agreement and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent (1) may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.5(b)(i), (ii),
      (vi), (vii) and (ix) and (2) will assign its purchase rights hereunder to the extent necessary to comply with clause (3) of Section 10.5(b).

      Section 10.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent, each Issuing Bank and each Lender to enter into or maintain business relationships with any of the Borrowers, or any of their respective Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      Section 10.14 Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

      Section 10.15 Disclosure. Each of the Borrowers agrees that the Administrative Agent shall have the right to issue press releases regarding the making of the Loans to the Borrowers pursuant to the terms of this Agreement.

      Section 10.16 Replacement of Lender. In the event that a Replacement Event occurs and is continuing with respect to any Lender, the Borrowers may designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Administrative Agent, and which is not a Borrower or an Affiliate of a Borrower, to assume such Lender's Commitments hereunder, to purchase the Loans and participations of such Lender and such Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees owing to such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrowers to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement.

      "Replacement Event" means, with respect to any Lender, (i) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, (ii) any Issuing Bank or any Lender requesting compensation under Section 2.16(g), 11.3 or 11.5 as the case may be, (iii) the declaration by the appropriate regulatory authority that such Lender is insolvent, or (iv) the failure of such Lender to consent to a requested waiver or amendment.

      Section 10.17 Confidentiality. The Borrowers agree that the Administrative Agent, the Issuing Banks and each Lender may use the Borrowers' names in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement.

      Section 10.18 Amendments to Loan Documents. To the extent that any of the Loan Documents are not being amended and restated in connection herewith, each of such Loan Documents is hereby deemed modified and amended to the extent necessary to reflect the amendments contained herein. Each reference to the "Credit Agreement" contained in such Loan Documents shall be deemed to refer to this Agreement, and each reference to the other "Loan Documents" contained in such Loan Documents shall be deemed to include such Loan Documents as they may be amended and restated in connection herewith.

      Section 10.19 Amended Credit Agreement Reimbursement. Each Lender that is an Existing Lender hereby agrees that no amounts in respect of Section 2.9(ii) of the Amended Credit Agreement shall be due such Lender by the Borrowers in respect of the prepayment of the Loans (as defined in the Amended Credit Agreement) made on the Agreement Date in connection with the consummation and effectiveness of this Agreement.

                                   ARTICLE 11
                                YIELD PROTECTION

      Section 11.1 Eurodollar Rate Basis Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines that deposits in dollars (in the applicable amount) are not being offered to the Administrative Agent in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.

      Section 11.2 Illegality. If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in
Article 2 hereof, the Borrowers shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 hereof, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

      Section 11.3 Increased Costs.

            (a) If after the Agreement Date any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not such governmental authority, central bank, or comparable agency has the authority to make such request or directive):

                  (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                  (ii) Shall impose, modify, or deem applicable any reserve
            (including, without limitation, any imposed by the Board, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate then, on the earlier of demand by such Lender or the Maturity Date, the Borrowers, jointly and severally, agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

            (b) A certificate of any Lender claiming compensation under this
      Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 11.3, the Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such Eurodollar Advances the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

      Section 11.4 Effect On Other Advances. If notice has been given pursuant to Section 11.1 or 11.2 suspending the obligation of any Lender to make Eurodollar Advance, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Advances shall, at the option of the Borrowers, be made instead as Base Rate Advances.

      Section 11.5 Capital Adequacy. If after the date hereof, any Lender or Issuing Bank (or any affiliate thereof) shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Bank (or any affiliate thereof) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's (or any affiliate thereof) capital as a consequence of such Lender's or Issuing Bank's Commitments or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's (or any affiliate thereof) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's or Issuing Bank's (or any affiliate thereof) capital was fully utilized prior to such adoption, change or compliance), then, upon demand by such Lender or Issuing Bank, the Borrowers shall immediately pay to such Lender or Issuing Bank such additional amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender or Issuing Bank pursuant to this sentence and Section 11.3 hereof. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

                                   ARTICLE 12
                  JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

      Section 12.1 Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR THE LENDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE PARENT AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF GEORGIA AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF GEORGIA, BULL RUN, WHOSE ADDRESS IS SET FORTH IN
SECTION 10.1 HEREOF, OR SUCH OTHER PERSON AS THE PARENT AND THE BORROWERS SHALL DESIGNATE HEREAFTER BY

WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF THE PARENT AND THE BORROWERS AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF THE PARENT AND EACH BORROWER SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF GEORGIA, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON THE PARENT OR SUCH BORROWER SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO THE PARENT OR SUCH BORROWER; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. THE PARENT AND EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO THE PARENT OR SUCH BORROWER AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR HIS OR HER SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF THE PARENT AND THE BORROWERS TO RECEIVE SERVICE OF PROCESS IN THE STATE OF GEORGIA, THE PARENT AND THE BORROWERS SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES THE PARENT AND EACH BORROWER WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF GEORGIA ON BEHALF OF EACH BORROWER WITH RESPECT TO THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

      Section 12.2 Consent to Venue. THE PARENT AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN ATLANTA, GEORGIA, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      Section 12.3 Waiver of Jury Trial. THE PARENT AND EACH BORROWER AND EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH THE PARENT OR ANY OF THE BORROWERS, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 12.

                                   ARTICLE 13
                                    RELEASES

      Section 13.1 Release. In order to induce the Administrative Agent and the Lenders to execute, deliver and perform this Agreement and the other Loan Documents, each of the Borrowers and the Parent (i) represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which the Borrowers or the Parent, or any of them, may have, or claim to have, against the Administrative Agent and the Lenders, or any of them, with respect to the transactions contemplated by this Agreement and the other Loan Documents, and each of the Borrowers or the Parent hereby releases, acquits and forever discharges each of the Administrative Agent and the Lenders and their respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that the Borrowers and the Parent, or any of them, may have, or claim to have, against each of the such Released Parties from the beginning of time until and through the Agreement Date, and
(ii) hereby covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party, by reason of or in connection with any of the foregoing matters, liabilities, claims, suits, debts or causes of action.

      Section 13.2 Patriot Act Notice. Each Lender and the Administrative Agent hereby notifies each Borrower and the Parent that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (the "Patriot Act"), it is required to obtain, verify and record information that identifies such Borrower or Parent, which information includes the name and address of such Borrower or Parent and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower or Parent in accordance with the Patriot Act.

                [Remainder Of This Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                   BORROWERS:

                                   BR HOLDING, INC.

                                   /s/ FREDERICK J. ERICKSON
                                   ---------------------------------------------

                                   By:    Frederick J. Erickson           (SEAL)
                                          --------------------------------
                                          Title: Vice President - Finance

                                   CAPITAL SPORTS PROPERTIES, INC.

                                   /s/ FREDERICK J. ERICKSON
                                   ---------------------------------------------

                                   By:    Frederick J. Erickson           (SEAL)
                                          --------------------------------
                                          Title: Vice President

                                   HOST COMMUNICATIONS, INC.

                                   /s/ FREDERICK J. ERICKSON
                                   ---------------------------------------------

                                   By:    Frederick J. Erickson           (SEAL)
                                          --------------------------------
                                          Title: Vice President

                                   DATASOUTH COMPUTER CORPORATION

                                   /s/ FREDERICK J. ERICKSON
                                   ---------------------------------------------

                                   By:    Frederick J. Erickson           (SEAL)
                                          --------------------------------
                                          Title: Executive VP - Finance &
                                                 Administration

                                   PARENT:

                                   BULL RUN CORPORATION, as a Guarantor

                                   /s/ FREDERICK J. ERICKSON
                                   ---------------------------------------------

                                   By:    Frederick J. Erickson           (SEAL)
                                          --------------------------------
                                          Title: Vice President - Finance

\
                                   LENDERS:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                   Administrative Agent and as a Lender

                                   /s/ JOE MYNATT
                                   ---------------------------------------------

                                   By:    Joe Mynatt                      (SEAL)
                                          --------------------------------
                                          Title: Director

                                   DEUTSCHE BANK TRUST COMPANY AMERICAS

                                   /s/ GREGORY SHEFRIN
                                   ---------------------------------------------

                                   By:    Gregory Shefrin                 (SEAL)
                                          --------------------------------
                                          Title: Director

                                   BANK OF AMERICA, N.A.

                                   /s/ NANCY S. GOLDMAN
                                   ---------------------------------------------

                                   By:    Nancy S. Goldman                (SEAL)
                                          --------------------------------
                                          Title: Senior Vice President

                                   BANK ONE, N.A.

                                   /s/ CHARLES W. FULTS
                                   ---------------------------------------------

                                   By:    Charles W. Fults                (SEAL)
                                          --------------------------------
                                          Title: First Vice President

                                   FIFTH THIRD BANK

                                   /s/ HOLLY BRANHAM
                                   ---------------------------------------------

                                   By:    Holly Branham                   (SEAL)
                                          --------------------------------
                                          Title: Commercial Relationship
                                                 Manager